UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )
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MASTERCARD INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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A SHARED JOURNEY
Notice of 2015 Annual Meeting of Stockholders and Proxy Statement

April 28, 2015
Dear Fellow Stockholder:
We are pleased to invite you to the 2015 Annual Meeting of Stockholders of MasterCard Incorporated, which will be held on Tuesday, June 9, 2015, at 8:30 a.m. (Eastern time) at the MasterCard Incorporated headquarters, 2000 Purchase Street, Purchase, New York. A notice of the meeting and a proxy statement containing information about the matters to be acted upon are attached to this letter.
In recent years, we have enhanced our proxy statement to make it clearer and simpler, focusing on providing you with a better understanding of our strong corporate governance and compensation policies and with an effective guide to the proposals to be voted upon at the Annual Meeting. You will continue to see detailed information about the qualifications of our director candidates in this proxy statement and why we believe they are the right people to represent you.
Your vote is important to us. While we invite you to attend the meeting and exercise your right to vote your shares in person, we recognize that many of you may not be able to attend the Annual Meeting or may choose not to do so. We encourage you to promptly vote your shares by submitting your proxy on the Internet or by telephone, or by completing, signing, dating and returning your proxy card or voting form.
Thank you for being a stockholder and for the trust you have in MasterCard.

Very truly yours,

Richard Haythornthwaite	Ajay Banga
Chairman of the Board	President and Chief Executive Officer

MASTERCARD INCORPORATED
2000 Purchase Street
Purchase, New York 10577

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 9, 2015

To the Stockholders of MasterCard Incorporated:
The 2015 Annual Meeting of Stockholders (the "Annual Meeting") of MasterCard Incorporated (the "Company") will be held on Tuesday, June 9, 2015, at 8:30 a.m. (Eastern time) at the MasterCard Incorporated headquarters, 2000 Purchase Street, Purchase, New York, to:

1.	Elect the 13 nominees named in the accompanying proxy statement to serve on the Company's Board of Directors as directors;

2.	Approve on an advisory basis the Company's executive compensation;

3.	Approve the Company's Amended and Restated Senior Executive Annual Incentive Compensation Plan;

4.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2015; and

5.	Act on any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.
The close of business on April 15, 2015 has been fixed as the record date for determining those stockholders entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. A list of eligible stockholders of record as of the close of business on the record date will be available for inspection for any purpose germane to the meeting during normal business hours 10 days prior to the Annual Meeting at the offices of the Company's Corporate Secretary at 2000 Purchase Street, Purchase, New York and at the Annual Meeting by any stockholder or the stockholder’s attorney or agent.
We mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 28, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
MasterCard Incorporated's Proxy Statement, 2014 Annual Report and Letter to Shareholders
are available at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your Notice. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning your proxy card or voting form. If you attend the meeting, you may vote in person, which will revoke any proxy you have already submitted. You may also revoke your proxy at any time before the meeting by notifying us in writing, or by subsequently authorizing the individuals designated by the Company to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included on your Notice.
If you attend the Annual Meeting in person, you will be asked to present photo identification and appropriate proof of ownership. See "Questions and Answers about the Annual Meeting and Voting - What do I need to do if I would like to attend the Annual Meeting?" in the attached proxy statement for further instructions.
Unless you or your representative attend the Annual Meeting in person, the Company must receive your vote, either by telephone, Internet or proxy card or voting form by 11:59 p.m. Eastern time on June 8, 2015 for your vote to be counted. Internet and telephone voting facilities will close at 11:59 p.m. Eastern time on June 8, 2015.

By Order of the Board of Directors

Janet McGinness
Corporate Secretary
Purchase, New York
April 28, 2015

Your vote is very important. Please promptly vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included on your Notice or, if you receive a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or voting form. Voting by telephone, by Internet or by returning your proxy card or voting form in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting.

MasterCard Incorporated Proxy Statement
Table of Contents

	Page		Page
Proxy Summary	1	Audit	80
Questions and Answers about the Annual Meeting and Voting	5	Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm for 2015	80
Corporate Governance	11	Auditor’s Services and Fees	80
Proposal 1: Election of Directors	12	Audit Committee Report	82
Board and Committees	26	Important Dates Related to the 2016 Annual Meeting	83
Director Independence and Related Party Transactions	31	Other Matters	83
Director Compensation	34	Annex A	84
Executive Officers	36	Annex B	85
Stock Ownership Information	39
Executive Compensation	41
Compensation Discussion and Analysis	41
Compensation Committee Report	58
Compensation Committee Interlocks and Insider Participation	58
Summary Compensation Table	59
All Other Compensation in 2014	60
Grants of Plan-Based Awards in 2014	61
Outstanding Equity Awards at 2014 Fiscal Year-End	62
Option Exercises and Stock Vested in 2014	63
Pension Benefits in 2014	64
Potential Payments Upon Termination or Change-In-Control	66
Equity Compensation Plan Information	75
Proposal 2: Advisory Approval of the Company’s Executive Compensation	76
Proposal 3: Approval of the Amended and Restated Senior Executive Annual Incentive Compensation Plan	77

Proxy Summary

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement (this "Proxy Statement") about MasterCard Incorporated ("MasterCard", the "Company", "we" , "us" or "our"). This summary does not contain all the information that you should consider and you should read the entire Proxy Statement before voting. Annex A to this Proxy Statement includes reconciliations of financial measures presented in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial measures included in this summary and in the "Compensation Discussion and Analysis" below, and the reasons for presenting these non-GAAP financial measures.
2015 Annual Meeting of Stockholders

Date and Time June 9, 2015, 8:30 a.m., Eastern time	Place MasterCard Incorporated Headquarters 2000 Purchase Street, Purchase, New York 10577
Record Date April 15, 2015	Voting Holders of shares of Class A common stock, par value $0.0001 per share (the "Class A common stock"), as of the record date (each a "Class A Stockholder") are entitled to vote on all matters.
Meeting Agenda and Voting Matters

Item	Management Proposals	Board Vote Recommendation	Page Reference (for more detail)
1	Election of 13 directors	FOR each director nominee	12
2	Advisory approval of the Company's executive compensation	FOR	76
3	Approval of the Amended and Restated Senior Executive Annual Incentive Compensation Plan	FOR	77
4	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2015	FOR	80
Our Board Members

Name	Age at Annual Meeting	Director Since	Primary Occupation	Independent	Committee Memberships
Richard Haythornthwaite	58	2006	Non-Executive Chairman, Centrica PLC	✓	², NCG
Ajay Banga	55	2010	President and Chief Executive Officer, MasterCard Incorporated		—
Silvio Barzi	67	2008	Former Senior Advisor and Executive Officer, UniCredit Group	✓	A, HR
David R. Carlucci	60	2006	Former Chairman and Chief Executive Officer, IMS Health Incorporated	✓	NCG
Steven J. Freiberg	58	2006	Senior Advisor, The Boston Consulting Group	✓	A (Chair), +, HR
Julius Genachowski	52	2014	Managing Director and Partner, The Carlyle Group	✓	HR
Merit E. Janow	57	2014	Dean, School of International and Public Affairs, Columbia University	✓	NCG
Nancy J. Karch	67	2007	Director Emeritus, McKinsey & Company	✓	A, NCG (Chair)
Marc Olivié	61	2006	President and Chief Executive Officer, W.C. Bradley Co.	✓	A, HR
Rima Qureshi	50	2011	Senior Vice President - Chief Strategy Officer, Head of Group Function Strategy and Chairman of Business Unit Modems, Ericsson	✓	A, HR
José Octavio Reyes Lagunes	63	2008	Former Vice Chairman, The Coca-Cola Export Corporation, The Coca-Cola Company	✓	HR (Chair), NCG
Jackson P. Tai	64	2008	Former Vice Chairman and Chief Executive Officer, DBS Group and DBS Bank Ltd.	✓	A, +, NCG
Edward Suning Tian	51	2006	Chairman, China Broadband Capital Partners, L.P.	✓	NCG

✓	Independent Director	²	Chairman of the Board
A	Audit Committee	NCG	Nominating and Corporate Governance Committee
HR	Human Resources and Compensation Committee	+	Audit Committee Financial Expert

        2015 Proxy Statement • 1

Proxy Summary

Governance Highlights
The Board of Directors (the "Board") is committed to, and for many years has adhered to, sound and effective corporate governance practices. Highlights include:

A declassified Board	Independent non-executive Chairman of the Board
Political activity and privacy and data protection disclosures on our website	12 of our 13 Board members are independent
Active Board oversight of risk and risk management	Annual Board and committee self-assessments
Majority voting for our director elections	Our independent directors meet frequently in executive sessions
Stock ownership guidelines for executive officers and non-employee directors	Active Board engagement in managing talent and long-term succession planning for executives
2014 Financial and Operational Highlights
In recent years, MasterCard has had strong operational and financial performance. The Company's performance has resulted in the substantial appreciation of our stock price from a split-adjusted price of $3.90 per share at the time of our initial public offering in 2006 ("IPO") to a closing stock price of $86.16 per share on December 31, 2014.

        2015 Proxy Statement • 2

Proxy Summary

In 2014, MasterCard again had strong annual operational and financial performance, including the following highlights:

1.
Growth rates exclude special item consisting of the charge recorded in 2013 ($95 million pretax, or $61 million on an after-tax basis) for potential settlements relating to the U.S. merchant litigations. On a GAAP basis, net income increased 16% and diluted EPS increased 21%, each compared on a year-over-year basis. See Annex A for reconciliations of these non-GAAP measures.

Our Executive Compensation Principles
MasterCard's executive compensation program is designed to attract, motivate and retain our executives, including our named executive officers, who are critical to the Company's long-term success. Our compensation program continues to be based upon and is designed to address three core principles:

Executive officer goals are linked with stockholder interests	The Company's compensation policies are designed to align the interests of our executive officers with those of our stockholders.
Pay is significantly performance-based
We provide executive compensation from a total direct compensation perspective. This consists of fixed and variable pay, with an emphasis on variable pay to reward short- and long-term performance measured against pre-established goals and objectives.

Compensation opportunities are competitive to attract and retain talented employees
Each year, the Compensation Committee (defined below) assesses the competitiveness of total compensation levels for executives to enable the
Company to successfully attract and retain executive talent.

Our Human Resources and Compensation Committee (the "Compensation Committee") makes decisions on executive compensation from a total direct compensation perspective. Total direct compensation is composed of base salary, annual cash incentive and long-term stock-based incentive compensation. A substantial portion of our executives' compensation is performance-based and at-risk. In addition, our compensation program is weighted toward long-term equity awards rather than cash compensation. We believe this maximizes retention and ensures that a substantial portion of our named executive officers' compensation is directly aligned with stockholders' interests.

        2015 Proxy Statement • 3

Proxy Summary

Key Features of Our Executive Compensation Program

What We Do
✓	Perform an annual "say-on-pay" advisory vote for stockholders (see pg 76)
✓	Pay for performance (see pg 41)
✓	Use appropriate peer groups when establishing compensation (see pg 45)
✓	Balance short- and long-term incentives (see pg 47)
✓	Align executive compensation with stockholder returns through long-term incentives (see pg 50)
✓	Include caps on individual payouts in incentive plans (see pgs 50 and 56)
✓	Include a clawback policy in our incentive plans (see pg 56)
✓	Set significant stock ownership guidelines for executives and non-employee directors (see pgs 34 and 55)
✓	Mandate "double-trigger" provisions for all plans that contemplate a change-in-control (see pgs 55 and 66)
✓	Condition grants of long-term incentive awards on execution of a non-solicitation, non-competition and non-disclosure agreement (see pg 56)
✓	Mitigate undue risk taking in compensation programs (see pg 56)
✓	Include criteria in incentive plans to maximize tax deductibility (see pg 57)
✓	Retain an independent external compensation consultant (see pg 44)

What We Don't Do
x	No hedging of MasterCard stock
x	No new tax "gross ups" for executive officers
x	No tax "gross ups" for perquisites
x	No new "evergreen" employment agreements
x	No new participants in the Supplemental Executive Retirement Plan, or SERP
x	No repricing of options
x	No dividend equivalents on unvested equity awards
We provide additional detail about our executive compensation in our "Compensation Discussion and Analysis" on pg 41.

More than 96% of the votes cast on our 2014 say-on-pay proposal were in favor of our executive compensation program and policies
Our Board continues to believe that our executive compensation program and policies are effective in achieving the Company's core principles. As such, our Board recommends that stockholders vote FOR the Company's 2015 say-on-pay proposal.
Important Dates for 2016 Annual Meeting of Stockholders
Proposals for inclusion in our proxy statement for our 2016 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by our Corporate Secretary no later than December 30, 2015.
Notice of a stockholder nomination for candidates for the Board or any other business to be considered at our 2016 annual meeting of stockholders must be received by the Company between February 10, 2016 and March 11, 2016.

        2015 Proxy Statement • 4

Questions and Answers about the Annual Meeting and Voting

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?

We are providing this Proxy Statement and additional proxy materials in connection with the Board's solicitation of proxies to be voted at our 2015 Annual Meeting of Stockholders to be held at our headquarters at 2000 Purchase Street, Purchase, New York, on Tuesday, June 9, 2015 at 8:30 a.m. (Eastern time), or at any adjournment or postponement thereof (the "Annual Meeting").
How is MasterCard distributing proxy materials?

Under U.S. Securities and Exchange Commission (the "SEC") rules, we are furnishing our proxy materials online. On or about April 28, 2015, we expect to mail to our Class A Stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access the proxy materials online, and to make such materials available as of such date on www.proxyvote.com. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. If you received a Notice by mail and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice about how you may request to receive a copy electronically or in printed form on a one-time or on-going basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet as we believe electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials.
In addition to this Proxy Statement, our proxy materials include our 2014 Annual Report (the "Annual Report"), which includes our Annual Report on Form 10-K for the year ended December 31, 2014 (the "Form 10-K") that was filed with the SEC on February 13, 2015. The materials also include a Letter to Shareholders.
Copies of the Form 10-K, as well as our other periodic filings, also are available on our website at http://www.mastercard.com by clicking on "About MasterCard" and then clicking further to"Investor Relations" and "SEC Filings". The information included in our website is not incorporated herein by reference.
A copy of the proxy materials, including the Annual Report, will be furnished to you free of charge upon a written request to our Corporate Secretary or a request to our proxy solicitor at, respectively:

MasterCard Incorporated Office of the Corporate Secretary 2000 Purchase Street Purchase, New York 10577 Attention: Janet McGinness corporate_secretary@mastercard.com Fax: (914) 249-4366	or	Georgeson Inc. 480 Washington Boulevard 26th Floor Jersey City, New Jersey 07310 Telephone: (866) 541-3547

        2015 Proxy Statement • 5

Questions and Answers about the Annual Meeting and Voting

Who is entitled to vote at the Annual Meeting?

We have two classes of stock outstanding: Class A common stock and Class B common stock, par value $0.0001 per share (the "Class B common stock"). Our publicly-traded Class A common stock is our only class of voting stock. The Class A Stockholders are the only stockholders entitled to notice of, and to vote on, proposals at the Annual Meeting or any adjournment or postponement of the meeting. Class A Stockholders of record as of the close of business on April 15, 2015 (the "Record Date") are entitled to vote their shares at the Annual Meeting or any adjournment or postponement thereof. Each share of Class A common stock is entitled to one vote per share on all matters on which stockholders are entitled to vote. The Record Date is established by the Board as required by the General Corporation Law of the State of Delaware ("Delaware Law") and our amended and restated by-laws. As of the Record Date, 1,116,996,409 shares of Class A common stock were outstanding.
Class B common stock is a non-voting class held only by certain of our customers and distributed in connection with our IPO. Except as may be required by Delaware Law, holders of Class B common stock have no voting power and are not entitled to vote on the proposals in this Proxy Statement. This structure ensures our customers, who are restricted from holding shares of Class A common stock, do not have a vote at the Annual Meeting. Class B shares account for only 2.1% of our total outstanding equity as of the Record Date.
What matters will be voted on at the Annual Meeting?

The following matters are scheduled for vote by Class A Stockholders at the Annual Meeting:

1	Elect the 13 nominees named in this Proxy Statement to serve on the Board as directors
2	Approve on an advisory basis the Company's executive compensation
3	Approve the Company's Amended and Restated Senior Executive Annual Incentive Compensation Plan
4	Ratify the appointment of PricewaterhouseCoopers LLP, or PwC, as the independent registered public accounting firm for the Company for 2015
5	Act on any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof
What is the quorum requirement for the Annual Meeting?

The presence in person or by proxy at the Annual Meeting of the holders of a majority of the outstanding shares of Class A common stock entitled to vote as of the Record Date on any of the proposals to be voted upon at the Annual Meeting will constitute a quorum.
What is the difference between holding shares as a registered stockholder and holding shares in street name?

If your shares of common stock are owned directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered a registered holder of those shares.
If your shares of common stock are held by a broker, bank or nominee, you hold those shares in street name. Your broker, bank or other nominee will vote your shares as you direct.

        2015 Proxy Statement • 6

Questions and Answers about the Annual Meeting and Voting

If I hold shares in street name, does my broker need instructions in order to vote my shares?

Under the rules of the New York Stock Exchange (the "NYSE"), if you hold shares of common stock in street name and do not submit specific voting instructions to your brokers, banks or other nominees, they generally will have discretion to vote your shares on routine matters, but will not have discretion to vote your shares on non-routine matters. When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine and you do not provide any voting instructions, a broker non-vote occurs and, as a result, your shares will not be voted on these proposals.
Therefore:

•
on the non-routine proposals of election of directors (Proposal 1), advisory approval of our executive compensation (Proposal 2) and approval of the Company's Amended and Restated Senior Executive Annual Incentive Compensation Plan, (Proposal 3), your broker, bank or nominee will not be able to vote without instruction from you; and

•
on the routine proposal of ratification of the appointment of PwC as our independent registered public accounting firm for 2015 (Proposal 4), your broker, bank or nominee may vote in their discretion without instruction from you.

What are my voting choices for each matter, and how does the Board recommend that I vote?

Proposal		Voting Choices	Board Recommendation
1	Election of the 13 nominees named in this Proxy Statement to serve on the Company's Board as directors	With respect to each director nominee: For Against Abstain	For election of all 13 director nominees
2	Approve on an advisory basis the Company's executive compensation	For Against Abstain	For
3	Approve the Company's Amended and Restated Senior Executive Annual Incentive Compensation Plan	For Against Abstain	For
4	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015	For Against Abstain	For
What vote is needed to elect directors?

Each of the nominees receiving the affirmative vote of a majority of the votes cast by Class A Stockholders will be elected to serve as a director. Abstentions by stockholders and broker non-votes will have no effect on the outcome of this proposal.
The election of the nominees is subject to the Board's "majority voting" policy regarding directors who do not receive a majority of "For" votes. Generally under this policy:

•	New director candidates who fail to receive a majority of votes cast in an uncontested election would fail to be elected.

•
To be re-nominated to serve on the Board, incumbent directors must submit irrevocable resignations to the Board that are effective only upon: (1) the director not receiving a majority of the votes cast in an uncontested election and (2) the Board’s subsequent acceptance of the proffered resignation. If an incumbent director fails to receive a majority of the votes cast in an uncontested election, the Board would then evaluate and act on the proffered resignation within 90 days of the election, taking into account the recommendation of the Nominating and Corporate Governance Committee (the "Nominating Committee").

•
Any vacancies resulting from the Board's acceptance of a contingent resignation, or from the failure of a new director candidate to receive a majority of the votes cast in an uncontested election, may be filled by the Board.

•	Plurality voting (by which directors receiving the greatest number of votes cast are elected) applies in the case of any contested elections.
The Board has received a contingent resignation from each of the 13 directors included in this Proxy Statement as nominees.

        2015 Proxy Statement • 7

Questions and Answers about the Annual Meeting and Voting

What vote is required in order for the other matters to be voted upon at the Annual Meeting to be adopted?

Proposal		Voting Requirements	Effect of Abstentions	Effect of Broker Non-Votes
2	Advisory approval of the Company's executive compensation	Affirmative Vote of Majority of Votes Cast by Class A Stockholders (to be approved on an advisory and non-binding basis)	No effect on outcome	No effect on outcome
3	Approval of the Amended and Restated Senior Executive Annual Incentive Compensation Plan	Affirmative Vote of Majority of Votes Cast by Class A Stockholders (ratification not required by applicable laws)	No effect on outcome	No effect on outcome
4	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015	Affirmative Vote of Majority of Votes Cast by Class A Stockholders	No effect on outcome	Not applicable – brokers are permitted to vote on this matter without specific instruction from the beneficial owner
How do I vote my shares?

You can cast your vote by calling the toll-free telephone number or by using the Internet as described in the instructions included on the Notice. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning your proxy card or voting instruction form. Your vote will be cast in accordance with the instructions authorized by telephone or Internet or included on a properly signed and dated proxy card or voting instruction form, as applicable. If you are a stockholder, you can also attend the Annual Meeting in person and vote or you can send a representative to the meeting with a signed proxy to vote on your behalf. If you do not vote by telephone or Internet, return a signed proxy card or voting instruction form or attend the meeting in person or by representative and vote, no vote will be cast on your behalf. Each of the Notice, proxy card and voting instruction form indicates on its face the number of shares of common stock registered in your name at the close of business on the Record Date, which number corresponds to the number of votes you will be entitled to cast at the meeting on each proposal. See "— Who is entitled to vote at the Annual Meeting?" above for further discussion of the voting power of Class A common stock.
You are urged to follow the instructions on your Notice, proxy card or voting instruction form to indicate how your vote is to be cast.
Pursuant to Section 212(c) of Delaware Law, stockholders may validly grant proxies over the Internet. Your Internet vote authorizes the proxies designated by the Company to vote your shares in the same manner as if you had returned a proxy card or voting instruction form. In order to vote over the Internet, follow the instructions provided on your Notice.
What can I do if I change my mind after I vote my shares?

Any stockholder who authorizes its vote by telephone or by Internet or executes and returns a proxy card or voting instruction form may revoke the proxy before it is voted by:

•	notifying in writing the Office of the Corporate Secretary of MasterCard Incorporated, at 2000 Purchase Street, Purchase, New York 10577, Attention: Janet McGinness;

•	executing and returning a subsequent proxy;

•
subsequently authorizing the individuals designated by the Company to vote its interests by calling the toll-free telephone number or by using the Internet as described in the instructions included on its Notice; or

•	appearing in person or by representative with a signed proxy and voting at the Annual Meeting.

        2015 Proxy Statement • 8

Questions and Answers about the Annual Meeting and Voting

Attendance in person or by representative at the Annual Meeting will not in and of itself constitute revocation of a proxy. If you plan to vote your shares in person at the Annual Meeting, see the requirements set forth in "— What do I need to do if I would like to attend the Annual Meeting?" below.
How are my shares voted by the proxies designated by the Company?

Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted in accordance with the Board recommendations indicated above. With respect to director nominations, in the event that any nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person. In the event you specify a different choice on the proxy, your shares will be voted in accordance with the specification you made.
Who bears the cost of soliciting votes for the Annual Meeting?

We will bear the costs of the solicitation of proxies, including the cost of preparing, printing and mailing the Notice, this Proxy Statement and related proxy materials. In addition to the solicitation of proxies by use of the mail, proxies may be solicited from stockholders by directors, officers, employees and agents of the Company in person or by telephone, facsimile or other appropriate means of communication. We have engaged Georgeson Inc. to solicit proxies on our behalf. The anticipated cost of Georgeson Inc.'s services is estimated to be approximately $20,000 plus reimbursement of reasonable out-of-pocket expenses. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to our directors, officers or employees in connection with the solicitation. Any questions or requests for assistance regarding this Proxy Statement and related proxy materials may be directed to:

MasterCard Incorporated Office of the Corporate Secretary 2000 Purchase Street Purchase, New York 10577 Attention: Janet McGinness Telephone: (914) 249-2000 Fax: (914) 249-4366	or	Georgeson Inc. 480 Washington Boulevard 26th Floor Jersey City, New Jersey 07310 Telephone: (866) 541-3547
What is "Householding"?

The SEC has adopted rules that allow a company to deliver a single Notice or set of proxy materials to an address shared by two or more of its stockholders. This method of delivery, known as "householding", permits us to realize significant cost savings and reduces the amount of duplicate information stockholders receive. In accordance with notices sent to stockholders sharing a single address, we are sending only one Notice (or, if requested, one set of proxy materials) to that address unless we have received contrary instructions from a stockholder at that address. Any stockholders who object to, or wish to begin, householding may notify our Corporate Secretary orally or in writing at the telephone number or address, as applicable, set forth above. We will deliver promptly an individual copy of the Notice and, if requested, proxy materials, to any stockholder who revokes its consent to householding upon our receipt of such revocation.
Who counts the votes?

Georgeson Inc. will act as inspector of elections and certify the voting results.
How do I find out the voting results?

We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before June 15, 2015. The Form 8-K will be available at http://www.mastercard.com and on the SEC’s website at http://www.sec.gov.

        2015 Proxy Statement • 9

Questions and Answers about the Annual Meeting and Voting

What do I need to do if I would like to attend the Annual Meeting?

If you attend the Annual Meeting, you will be asked to present photo identification, such as a driver’s license, when you arrive. If you hold your shares in "street name", typically through a brokerage account, you will also need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person at the meeting, you must bring with you a written proxy in your name from the broker, bank or other nominee that holds your shares.
Our Annual Meeting will be held at our corporate headquarters at 2000 Purchase Street, Purchase, NY 10577. For directions, you may call our Investor Relations Department at (914) 249-4564.

        2015 Proxy Statement • 10

Corporate Governance

CORPORATE GOVERNANCE
We are committed to continually enhancing our strong corporate governance practices, which we believe helps us sustain our success and build long-term value for our stockholders. Our Board oversees the strategic direction of the Company and the performance of our business and management. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight, guidance and oversight to advance the interests of the Company and our stockholders. We have long maintained sound governance standards and a commitment to transparent financial reporting and strong internal controls.
Highlights of our sound and effective corporate governance practices include:

We have a declassified Board - all of our Board members are elected annually.
We have majority voting for our director elections.
Since our IPO in 2006, we have had an independent non-executive Chairman of the Board.
12 of our 13 Board members are independent, in accordance with New York Stock Exchange corporate governance rules and our Corporate Governance Guidelines.
Our independent directors meet frequently in executive sessions.
Our Board and committees engage in annual self-assessments that vary in format and approach.
Our Board actively oversees MasterCard's risk and risk management practices, focused on fostering a risk-aware culture while encouraging thoughtful risk taking.
Our Board is actively engaged in managing talent and long-term succession planning for executives.
Our Code of Conduct prohibits inappropriate trading activities, including hedging.
In 2012, we began providing enhanced political activity disclosure on our website as part of our updated Political Activity Statement.
In 2014, we posted a new Privacy and Data Protection Report on our website to explain our information practices and our commitment to privacy and to increase transparency about our business.
We have stock ownership guidelines for executive officers and non-employee directors to further align their interests with the interests of stockholders.

We encourage you to visit the Governance section of our website (http://www.mastercard.com) by clicking on "About MasterCard"and then clicking further to "Investor Relations" and "Corporate Governance". There you will find detailed information about corporate governance at Mastercard, including our key governance documents:

Corporate Governance Guidelines	Board committee charters		Code of Conduct
Supplemental Code of Ethics	Whistleblower Procedures	Privacy and Data Protection Report	Political Activity Statement

        2015 Proxy Statement • 11

Corporate Governance • Proposal 1

PROPOSAL 1: ELECTION OF DIRECTORS

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH NOMINEE TO SERVE AS DIRECTOR
Election Process

Each Board member is elected annually by the Class A Stockholders for a one-year term that expires at our next annual meeting of stockholders. When our directors are elected to the Board, they also are automatically appointed as directors of our operating subsidiary, MasterCard International Incorporated ("MasterCard International"). Our directors are elected by an affirmative vote of the majority of the votes cast at the annual meeting of stockholders, subject to our majority voting policy, as described above in "Questions and Answers About the Annual Meeting and Voting".
The Board currently consists of 13 members, 12 of whom are independent.
Director Nominations

Our Nominating Committee reviews and selects candidates for nominations in accordance with its charter. It identifies potential new candidates by recommendations from its members, other Board members, management and individual stockholders. The Nominating Committee may also, if necessary or appropriate, utilize the services of a professional search firm.
Stockholders may submit recommendations by writing to the Office of the Corporate Secretary, 2000 Purchase Street, Purchase, New York 10577, Attention: Janet McGinness. These recommendations must be submitted not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. The Corporate Secretary will forward all bona fide recommendations received by such date to the Nominating Committee for its consideration. The Nominating Committee may request such information from the recommended nominee or the stockholder as it deems appropriate. The Nominating Committee evaluates recommendations by stockholders using the same process it follows for evaluating other nominees.
For additional information on the nomination process, see the charter of the Nominating Committee and the Company’s Corporate Governance Guidelines, both of which may be found on the Company's website (http://www.mastercard.com) by clicking on "About MasterCard" and then clicking further to"Investor Relations" and "Corporate Governance".

        2015 Proxy Statement • 12

Corporate Governance • Proposal 1

Director Criteria, Qualifications and Experience

In assessing the qualities of directors to serve as members of our Board, the Nominating Committee believes that all directors should meet the highest standards of professionalism, integrity and ethics and be committed to representing the long-term interests of our stockholders. The Nominating Committee further believes all directors should possess strength of character and maturity in judgment and reflect our corporate values. The Board does not have a specific diversity policy. However, our Corporate Governance Guidelines provide that the Nominating Committee should seek to foster diversity on the Board when nominating directors for election by taking into account geographic diversity to reflect the geographic regions in which the Company operates in a manner approximately proportional to its business activity, as well as diversity of age, gender, race, ethnicity and cultural background. In selecting directors, the Nominating Committee considers the current needs of the Board and strives for a Board that spans a range of leadership and represents other experiences relevant to the Company's global activities.

        2015 Proxy Statement • 13

Corporate Governance • Proposal 1

The Board has identified the below key experiences, qualifications and skills that our Nominating Committee believes are desirable to be represented on the Board in light of our business and structure:

Global Business Perspective including significant experience in the geographic regions in which we operate	Leadership Experience including service as a chief executive officer and/or other senior executive level positions

Expertise in Technology and Related Trends including application of technology in payments, mobile and digital, as well as Internet retail and social media experience	Consumer Background including brand, marketing and retail experience and other merchant background

Regulatory Experience including deep engagement with regulators as part of a business and/or through positions with governments and regulatory bodies	Financial Acumen including risk management orientation

Relevant Industry Experience including within the retail banking and payments industries and with telecommunications, technology and data	Public Company Board Experience both U.S. and non-U.S.
Important elements of each of the director's experiences, qualifications and skills that the Board considered in leading it to conclude that each should serve as a director of the Company are included within each such individual's biography below under the caption "Director Qualifications".

        2015 Proxy Statement • 14

Corporate Governance • Proposal 1

Nominees for Election as Directors

At the Annual Meeting, 13 nominees are to be elected to each hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. Accordingly, the Board of Directors has approved the nomination of the following directors:

Richard Haythornthwaite (Chairman)	Steven J. Freiberg	Rima Qureshi
Ajay Banga (President and CEO)	Julius Genachowski	José Octavio Reyes Lagunes
Silvio Barzi	Merit E. Janow	Jackson P. Tai
David R. Carlucci	Nancy J. Karch	Edward Suning Tian
Marc Olivié
Each nominee currently serves on our Board and was approved by the Nominating Committee and recommended to the Board for approval following an evaluation of their qualifications and prior Board service. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.
The table below summarizes the primary experiences, qualifications and skills that our nominees for director bring to the Board. A "✓" indicates, as further described below and in no particular order in each individual's biography, the key items which helped lead the Board to conclude that each director is qualified to serve.

Global Business Perspective	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Relevant Industry Experience	✓	✓	✓		✓			✓	✓	✓	✓	✓	✓
Financial Acumen	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓
Regulatory Experience	✓	✓	✓	✓	✓	✓	✓					✓
Expertise in Technology and Related Trends		✓	✓	✓	✓	✓	✓		✓	✓		✓	✓
Consumer Background		✓	✓		✓	✓		✓	✓		✓	✓
Public Company Board Experience	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
In light of the individual qualifications and experiences of each of our director nominees and his or her contributions to our Board, our Board has concluded that each of our director nominees should be re-elected.

        2015 Proxy Statement • 15

Corporate Governance • Proposal 1

Mr. Haythornthwaite has served as Non-Executive Chairman of Centrica PLC, a British public multinational utility company, since January 2014. He is Chairman of the Operating Businesses of PSI UK Ltd and Chairman of the World Wide Web Foundation. He previously was a partner of Star Capital Partners Limited (2006 to 2008) and Chief Executive Officer and Director for Invensys plc (2001 to 2005). Mr. Haythornthwaite served as Chief Executive, Europe and Asia and then Group Chief Executive for Blue Circle Industries plc (1997 to 2001), when it was acquired by Lafarge SA. His prior positions included serving as a Director of Premier Oil plc, President of BP Venezuela and General Manager, Magnus Oilfield, BP Exploration. Mr. Haythornthwaite is Chairman of Southbank Centre (a not-for-profit organization) and privately-held QIO Technologies, Arc International Holdings and its parent company, Glass Holdings SA. He also served as Non-Executive Chairman of Network Rail, a UK public rail infrastructure company (July 2009 to July 2012).
Director Qualifications and Experience
Global Business Perspective; Leadership and Relevant Industry Experience
CEO, Chairman and senior executive at several large multinational companies based in the UK

Regulatory Experience
Chairman of companies in highly regulated industries and UK government bodies focused on risk and regulation

Financial Acumen
Past service on public company audit committees and experience with financial operational rescue challenges

        2015 Proxy Statement • 16

Corporate Governance • Proposal 1

Mr. Banga has served as MasterCard's President and Chief Executive Officer since July 2010, and previously served as its President and Chief Operating Officer. Mr. Banga also leads MasterCard's Executive Committee. Prior to joining MasterCard in August 2009, Mr. Banga served as Chief Executive Officer of Citigroup's Asia Pacific region (March 2008 to August 2009). Since joining Citigroup in 1996, Mr. Banga had served in several positions of increasing responsibility, including Chairman and Chief Executive Officer of Citigroup's International Global Consumer Group, Executive Vice President of Citigroup's Global Consumer Group, President of Citigroup's Retail Banking North America, business head for CitiFinancial and the U.S. Consumer Assets Division and division executive for the consumer bank in Central/Eastern Europe, Middle East, Africa, and India. Mr. Banga previously spent 13 years with Nestlé India and two years with PepsiCo, Inc. He serves on the U.S.-India CEO Forum and is chairman of the U.S.-India Business Council (a business advocacy organization formed by the U.S. and Indian governments). He also is a member of the Executive Committee of the Business Roundtable (an association of CEOs of leading U.S. companies), the International Business Council of World Economic Forum, the Council on Foreign Relations, The Economic Club of New York and the Business Council (as a vice chair). Mr. Banga serves on the boards of the American Red Cross, The Financial Services Roundtable (Chairman-Elect), the New York City Ballet and The Partnership for New York City, on the Board of Overseers of Weill Cornell Medical College, and on the International Advisory Board of the Moscow School of Management (SKOLKOVO). In February 2015, President Obama appointed Mr. Banga as a member of the President's Advisory Committee for Trade Policy and Negotiation. He is a fellow of the Foreign Policy Association and was awarded the Foreign Policy Association Medal in 2012. Mr. Banga previously served on the board of trustees of each of the Asia Society, the New York Hall of Science, and the National Urban League. Mr. Banga currently serves as a director of The Dow Chemical Company (compensation and leadership development committee), and served as a director of Kraft Foods Inc. (January 2007 to May 2012), each a public company.
Director Qualifications and Experience
Global Business Perspective; Leadership and Relevant Industry Experience
Extensive global payments industry experience as our President and CEO, along with global retail banking and payments industry experience through various senior level positions at Citigroup

Expertise in Technology and Related Trends
MasterCard's President and CEO

Regulatory Experience
MasterCard CEO and member of U.S. and India-focused CEO business advocacy organizations and other government-sponsored committees

Financial Acumen
Active supervision of CFO and former member of public company finance committee

Consumer Background
Brand marketing responsibility at Citigroup and additional brand marketing experience at several global food and beverage companies

        2015 Proxy Statement • 17

Corporate Governance • Proposal 1

Mr. Barzi previously served on the Company’s Board of Directors prior to its IPO (April 2003 to May 2006) and again as a non-voting observer (June 2007 to January 2008). He served as a member of the MasterCard Europe Region board (2001 to May 2006) and has been a member of the MasterCard European regional advisory board since the Company’s IPO in May 2006 (Chairman since June 2007). Mr. Barzi was the founder and, from June 2007 until his retirement in November 2010, the Chairman of UniCredit Family Financing, a bank specializing in credit cards, consumer credit and mortgages and a wholly-owned subsidiary of the UniCredit Group. Mr. Barzi was Executive Vice President of UniCredit Group (May 2007 to December 2009) and Chief Executive Officer of UniCredit Consumer Financing (February 2001 to May 2007). Subsequent to his retirement, Mr. Barzi served as a Senior Advisor for the UniCredit Group. Prior to joining UniCredit Group in 2000, Mr. Barzi was a Vice President at Booz Allen & Hamilton. He worked for the Credit Suisse-Winterthur Group (1995 to 1998), where as Chief Operating Officer he was responsible for the merger and integration of six Italian-based insurance companies. Mr. Barzi was a partner in the Italian office and a leader within the European Financial Institutions and Information Technology practices of McKinsey & Company (1981 to 1995). He previously served as a director at SiNSYS (a European card processor) and non-executive Chairman at Perago Financial System Enablers (Pty) Ltd. (a South Africa-based central banking applications software company), each a privately-held subsidiary of the SIA Group. He also previously served as a director of privately-held Querica Software.
Director Qualifications and Experience
Global Business Perspective; Leadership, Regulatory and Relevant Industry Experience; Consumer Background
Global senior executive in the retail banking and payments industry through executive positions at a bank specializing in credit cards, consumer credit and mortgages and a multinational bank in Central and Eastern Europe

Financial Acumen
Senior executive at an insurance company and a consultant for European financial institutions

Expertise in Technology and Related Trends
Consultant in information technology and former director at software companies

        2015 Proxy Statement • 18

Corporate Governance • Proposal 1

Mr. Carlucci is the former Chairman and Chief Executive Officer of IMS Health Incorporated, a public company that leads in providing market intelligence to the pharmaceutical and healthcare industries. He joined IMS Health as President and Chief Operating Officer in October 2002. In January 2005, he was named Chief Executive Officer and President and became Chairman and Chief Executive Officer in 2006. Mr. Carlucci was succeeded as Chief Executive Officer in September 2010 and retired as Chairman in December 2010. He was General Manager of IBM Americas (January 2000 to January 2002), comprising all of IBM's sales and distribution operations in the U.S., Canada and Latin America. He previously held roles of increasing responsibility at IBM, including General Manager of IBM's S/390 Division (January 1998 to January 2000); Chief Information Officer (February 1997 to January 1998); General Manager, IBM Printing Systems Company (July 1995 to January 1997); Vice President, Systems, Industries and Services, Asia Pacific (January 1993 to July 1995); and Vice President, marketing and channel management, IBM Personal Computer Company-North America (February 1990 to December 1992). Mr. Carlucci currently serves as a director of Mallinckrodt public limited company (human resources and compensation committee chairman), a public company.
Director Qualifications and Experience
Global Business Perspective; Leadership and Regulatory Experience; Expertise in Technology and Related Trends
Former Chairman and CEO of a U.S.-based multinational corporation that provides market intelligence to the pharmaceutical and healthcare industries; several senior executive level positions at IBM, including Chief Information Officer and operations and management positions in various regions

Financial Acumen
Active supervision of CFO and chairman of public company compensation committees

        2015 Proxy Statement • 19

Corporate Governance • Proposal 1

Mr. Freiberg served on the former U.S. region board of MasterCard prior to its IPO (January 2001 to May 2006; Chairman from 2004 until May 2006). Since December 2012, he has been a Senior Advisor to The Boston Consulting Group. Previously, Mr. Freiberg served as Director and Chief Executive Officer of E*TRADE Financial Corporation, a U.S. public company (April 2010 to August 2012). From September 2005 until his retirement in January 2010, he served as Executive Vice President of Citibank N.A. Mr. Freiberg previously served as Chairman and Chief Executive Officer of Citi Holdings - Global Consumer (January 2009 to April 2009), Chief Executive Officer of Global Cards for Citigroup (March 2008 to April 2009), Chairman and Chief Executive Officer of Citigroup's Global Consumer Group N.A. and Co-Chairman of the Global Consumer Group (2005 to March 2008) and Chairman and Chief Executive Officer of Citi Cards (2001 to 2005). Prior to that, Mr. Freiberg held positions of increasing seniority with Citigroup's predecessor companies and affiliates since joining Citigroup's Card Products Division in 1980. Additionally, he served on the board of directors of several of Citigroup's affiliates, including Citibank N.A., Citicorp Credit Services Inc., Citicorp Investment Services, Citicorp Insurance Group, Citibank Trust N.A., Citibank FSB and the Citigroup Foundation. Mr. Freiberg is a director of Regional Management Corp., a public consumer finance company (audit committee and compensation committee). He also serves as a director of privately-held OANDA Corporation (an Internet-based forex trading and currency information services company) and as a Senior Advisor to both Verisk Analytics, Inc. (a private data analytics and risk assessment company) and 24/7 (a technology consulting company). Mr. Freiberg serves on the boards of trustees of the March of Dimes and Hofstra University.
Director Qualifications and Experience
Global Business Perspective; Leadership, Regulatory and Relevant Industry Experience; Consumer Background
Extensive global senior level experience in the retail banking and payments industry as E*TRADE’s CEO and through various former positions at Citigroup, including leading its credit card and payments business; experience leading Citigroup’s North America consumer group and global cards business

Financial Acumen
MasterCard Audit Committee chairman, director of consumer finance and foreign exchange companies, senior advisor to a data analytics and risk assessment company

Expertise in Technology and Related Trends
Senior advisor to a technology consulting company

        2015 Proxy Statement • 20

Corporate Governance • Proposal 1

Mr. Genachowski has served as Managing Director and Partner in the U.S. Buyout team for The Carlyle Group since January 2014. From June 2009 until May 2013, Mr. Genachowski served as Chairman of the U.S. Federal Communications Commission (the "FCC"). He served as a Senior Advisor to General Atlantic (a private equity firm) (2006 to 2009), and also as an investor in and advisor to several digital media and commerce companies. Before that, Mr. Genachowski spent about eight years at IAC/InterActiveCorp, an Internet and media company with multiple businesses including Expedia, Ticketmaster and USA Network. At IAC, he served in various senior executive roles, including as Chief of Business Operations and before that, General Counsel. Prior to 1997, he served in various roles within the U.S. government, including Chief Counsel to the Chairman of the FCC, Law Clerk to U.S. Supreme Court Justice David Souter and staff member on the Congressional select committee investigating the Iran-Contra Affair. In August 2014, President Obama appointed Mr. Genachowski as a member of the President’s Intelligence Advisory Board. He currently serves as a director of privately-held Sonos (a consumer electronics company) and Syniverse Technologies, a technology and business services provider for the telecommunications industry (compensation committee). He previously served as a director of Ticketmaster Entertainment, Inc., Expedia, Inc., Hotels.com and Web.com Group, Inc., each a public company.
Director Qualifications and Experience
Global Business Perspective; Expertise in Technology and Related Trends; Leadership and Regulatory Experience
Former Chairman of the FCC; senior executive, investment, advisor and director experience at or with Internet, media and telecommunications companies

Consumer Background
Senior executive and director at Internet and media and other consumer-facing companies

Financial Acumen
Senior roles at a global asset management firm and other private equity firms and ventures; public company audit committee experience

        2015 Proxy Statement • 21

Corporate Governance • Proposal 1

Professor Janow has served as the Dean of Columbia University's School of International and Public Affairs ("SIPA") since July 2013 and has been a professor of international economic law and international affairs at SIPA since September 1994. Her tenure at Columbia has included numerous leadership positions, including Director of the International Finance and Economic Policy Program, Director of the Masters' Program in International Affairs and Chairman of Columbia University's Advisory Committee on Socially Responsible Investing. From December 2003 until December 2007, she served as a member of the Appellate Body of the World Trade Organization (the "WTO"), the international trade court of final appeal, and previously as a panelist for WTO dispute settlement. From November 1997 until March 2000, Professor Janow served as the Executive Director of the International Competition Policy Advisory Committee of the U.S. Department of Justice. Prior to joining Columbia, she served as Deputy Assistant U.S. Trade Representative for Japan and China. Professor Janow serves as a director of Trimble Navigation Limited (corporate governance committee), a public company. She also serves as a member of the board of directors of The NASDAQ Stock Market LLC (a subsidiary board of The NASDAQ OMX Group, Inc.) and as a board and proxy committee member of several of the American Funds (one of the mutual fund families of the Capital Group, a private investment management firm). Professor Janow is a charter member of the International Advisory Council of China Investment Corporation, a member of the Council on Foreign Relations and a director of the Japan Society and Scenic Hudson, each a not-for-profit organization.
Director Qualifications and Experience
Global Business Perspective; Leadership Experience
Dean and professor of professional practice, international economic law and international affairs at SIPA and other key leadership positions at Columbia in international finance and economic policy

Regulatory Experience
Service on the WTO's Appellate Body and representation of the U.S. in trade in Japan and China, as well as international competition policy matters; member of NASDAQ’s regulatory oversight committee

Financial Acumen
Dean and professor of international economic law and international affairs at SIPA and other key leadership positions at Columbia in international finance and economic policy; director of several mutual funds

Expertise in Technology and Related Trends
Director of a high-growth technology company

        2015 Proxy Statement • 22

Corporate Governance • Proposal 1

Ms. Karch is Director Emeritus of the consulting firm, McKinsey & Company, where she served as a senior partner from 1988 until 2000, and in other capacities there beginning in 1974. She serves as Non-Executive Chairman of Kate Spade and Company (nominating and corporate governance committee and audit committee) and as a director of Genworth Financial, Inc. (nominating and corporate governance committee and chairman of the management development and compensation committee) and Kimberly-Clark Corporation (audit committee), each a public company. Within the last five years, she served as a director of The Corporate Executive Board Company or CEB (nominating and corporate governance committee), also a public company. Ms. Karch is also a Trustee and Chairman of Northern Westchester Hospital and a Trustee of North Shore-LIJ Health System, each a not-for-profit organization.
Director Qualifications and Experience
Global Business Perspective; Leadership and Relevant Industry Experience; Consumer Background
Extensive merchant, retail industry and consumer marketing experience as a consultant to global clients in the retail industry and as a director at several retail and retail-centric public companies in the U.S.

Financial Acumen
Extensive experience as a member of public company audit committees

Mr. Olivié has served as President, Chief Executive Officer and a Director of W.C. Bradley Co. since October 2008. He is also the Chairman of MRO Management BVBA, where he was Chief Executive Officer from July 2007 to October 2008. From April 2005 to June 2007, Mr. Olivié was President and Chief Executive Officer of the Agfa-Gevaert Group, a European public multinational technology company. During that time, he also served as the Executive Director of the board of directors and Chairman of the Executive Committee of Agfa-Gevaert N.V. From 2004 to April 2005, Mr. Olivié was Executive Vice President of the Agfa-Gevaert Group. From 2001 to 2004, he was Senior Vice President and President, Global Bath and Kitchen Products for American Standard Companies Inc. Mr. Olivié previously was President and Chief Executive Officer of Armstrong Floor Products (2000 to 2001) and of Armstrong Building Products (1996 to 2000) for Armstrong Holdings, Inc. He also serves on the Board of Trustees for the Columbus State University Foundation, the Board of Directors of the Greater Columbus, Georgia Chamber of Commerce and Columbus, Georgia Mayor Teresa Tomlinson's Passenger Rail Commission.
Director Qualifications and Experience
Global Business Perspective; Leadership and Relevant Industry Experience; Consumer Background
Merchant experience as CEO or senior executive of companies operating businesses focused on home and leisure products and services, as well as building, floor, bath and kitchen products businesses; extensive business experience in the U.S., Europe and the Middle East

Expertise in Technology and Related Trends
Former CEO of a European public multinational technology company

Financial Acumen
Active supervision of CFOs of several corporations

        2015 Proxy Statement • 23

Corporate Governance • Proposal 1

Ms. Qureshi has served as Senior Vice President, Chief Strategy Officer, Head of Group Function Strategy and Chairman of Business Unit Modems at Ericsson (a world-leading provider of telecommunications equipment and related services to mobile and fixed network operators globally) since May 2014. She also serves as Chairperson of Ericsson's Northern Europe, Russia and Central Asian Region. Ms. Qureshi was previously Senior Vice President-Strategic Projects at Ericsson (December 2012 to May 2014), Senior Vice President and Head of Business Unit CDMA Mobile Systems (January 2010 to December 2012), Vice President, Strategic Program Manager for Ericsson U.S. and Vice President and Service Sales for Ericsson Canada. She previously served as Vice President and Head of Product Area Customer Support for Ericsson in Stockholm (2004 to 2008)and has held positions of increasing seniority within Ericsson since joining the company in 1993. Before joining Ericsson, she was an IT Consultant at DMR Group Inc. Ms. Qureshi is a member of the supervisory board of Wolters Kluwer, a public company.
Director Qualifications and Experience
Global Business Perspective; Leadership and Relevant Industry Experience; Expertise in Technology and Related Trends
Extensive senior level experience at Stockholm-based Ericsson through roles in strategy, research and development, sales, services and manufacturing and as regional chairperson; numerous years of experience in the telecommunications and information technology industries in various segments

Financial Acumen
Active supervision of CFO and business line financial analysts, with responsibility for managing profit and loss

Mr. Reyes is the former Vice Chairman of The Coca-Cola Export Corporation, a position in which he served from January 2013 until his retirement in March 2014. He was President, Latin America Group at The Coca-Cola Company, from December 2002 to December 2012. Mr. Reyes began his career at The Coca-Cola Company in 1980 at Coca-Cola de México as Manager of Strategic Planning. In 1987, he was appointed Manager of the Sprite and Diet Coke brands at corporate headquarters in Atlanta. In 1990, he was appointed Marketing Director for Brazil, and he later became Vice President of Marketing and Operations for Coca-Cola de México. Mr. Reyes became President of Coca-Cola de México in 1996. In September 2002, Mr. Reyes was named President of the North Latin America Division at Coca-Cola, comprising Mexico, Venezuela, Colombia, Central America and the Caribbean. Prior to joining Coca-Cola, Mr. Reyes spent five years with Grupo IRSA, a Monsanto Company joint venture. Mr. Reyes currently serves as a director of Keurig Green Mountain, Inc. and Coca-Cola HBC AG (nomination committee and social responsibility committee), each a public company. He is a member of the board of directors of privately-held Comex Paints (since 2006) and Papalote Children’s Museum in Mexico City, a charitable organization.
Director Qualifications and Experience
Global Business Perspective; Leadership and Relevant Industry Experience; Consumer Background
Merchant and retail experience as senior executive, Latin America group president and brand manager in North America and Latin America at The Coca-Cola Company, a global leading multinational public company in the beverage industry; director of public companies in the beverage industry

        2015 Proxy Statement • 24

Corporate Governance • Proposal 1

Mr. Tai served as Vice Chairman and Chief Executive Officer of DBS Group and DBS Bank Ltd. from June 2002 to December 2007. He joined DBS Group in July 1999 as Chief Financial Officer, and then served as President and Chief Operating Officer. Mr. Tai previously held several management positions in the Investment Banking Division at J.P. Morgan & Co. Incorporated in New York, Tokyo and San Francisco (June 1974 to July 1999). He served as interim president and chief executive officer of privately-held Brookstone Inc. (January 2012 to May 2012), where he also served as non-executive chairman and audit committee member. After resigning from its board in November 2013, in April 2014, Brookstone Inc. commenced a voluntary, prearranged reorganization case under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Mr. Tai currently serves as a member of the supervisory board of Royal Philips N.V. (audit committee chairman) and a director of Bank Of China Limited (audit committee) and Eli Lilly and Company (audit committee and finance committee), each a public company. He is a director at privately-held Vaporstream, Inc. and Russell Reynolds Associates, Inc. Mr. Tai previously served as a member of the ING Groep N.V. supervisory board (audit committee chairman) and a director of NYSE Euronext (audit committee and technology committee), Singapore Airlines (audit committee) and CapitaLand Limited, each a public company. In addition, he previously served as a director of privately-held Cassis International Pte. Ltd. and as a member of the Bloomberg Asia Pacific Advisory Board.
Director Qualifications and Experience
Global Business Perspective; Leadership, Regulatory and Relevant Industry Experience
Global senior executive experience in the retail banking and payments industry as former CEO of a Singapore-based bank and as a director of several global financial institutions

Expertise in Technology and Related Trends; Consumer Background
Director of technology-focused, telecommunications and retail companies

Financial Acumen
Former CFO; extensive experience as a member of public company audit committees; career in investment banking

Mr. Tian is the founder of China Broadband Capital Partners, L.P. (CBC Capital) and has served as Chairman since February 2006. Prior to founding CBC Capital, Mr. Tian was the Vice Chairman and Chief Executive Officer of China Netcom Group Corporation (Hong Kong) Limited (November 2004 to May 2006) and during that time was Vice President of its parent company, China Network Communications Corporation Ltd. Previously, Mr. Tian served as Chief Executive Officer of China Netcom Corporation Ltd. (1999 to 2002) and Vice Chairman of the board of directors of PCCW Limited (2005 to 2007). Mr. Tian has served as Executive Chairman of AsiaInfo Inc. (formerly known as AsiaInfo-Linkage, Inc. and AsiaInfo Holdings, Inc.) since its privatization in 2014. He was the co-founder and Chief Executive Officer of AsiaInfo from 1993 to 1999, and has served on its board since 1993. He is a member of the Harvard Business School Asia Advisory Committee and the Asia Pacific Council of the Nature Conservancy. He is a director of Lenovo Group Limited (since August 2007), China Jiuhao Health Industry Corporation Limited (formerly Media China Corporation Limited) (since January 2008), and Taikang Life
Director Qualifications and Experience
Global Business Perspective; Leadership and Relevant Industry Experience; Expertise in Technology and Related Trends
Founder, chairman, CEO and/or director of companies that invest in or are focused on technology, telecommunications, broadband and media in China and throughout the Asia Pacific region

        2015 Proxy Statement • 25

Corporate Governance • Board and Committees

BOARD AND COMMITTEES
Board Leadership Structure

The Company has an independent non-executive Chairman of the Board, Richard Haythornthwaite. The role of the Chairman is to provide governance and leadership to the Board, including helping to organize the work of the Board and ensuring that its members have information to effectively carry out their responsibilities. Specifically, Mr. Haythornthwaite’s responsibilities include, among other things:

•	presiding over meetings of the Board and executive sessions of non-management and independent directors;
•	overseeing the adequacy of information available to directors;
•	coordinating feedback regarding issues discussed in executive session as well as performance to the Chief Executive Officer;
•	facilitating effective communication between the Board and our stockholders, including, among other things, by presiding over the annual meeting, and any special meetings, of stockholders;
•	working with the Chief Executive Officer and Corporate Secretary to facilitate clear communications by and between directors from different regions; and
•	providing advice and counsel to the Chief Executive Officer.

The Board does not have a specific policy regarding the separation of the roles of Chairman and Chief Executive Officer, as it believes it is in the best interest of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the Board. The Company has had a non-executive Chairman since its IPO in May 2006, and the Board believes having separate Chief Executive Officer and Chairman positions, and having an independent director serve as Chairman, continues to be the appropriate leadership structure for the Company at this time. This structure enables the Chief Executive Officer to focus on operation of the Company’s business, while the independent Chairman focuses on leading the Board in its responsibilities of acting in the best interests of the Company and our stockholders. The Board believes that our current leadership structure is supported by the Board’s role in risk oversight of the Company.
The Board holds regularly scheduled meetings of independent directors in executive session without management present, and may meet more frequently upon request of any independent director. The Chairman of the Board ordinarily presides at such sessions.

        2015 Proxy Statement • 26

Corporate Governance • Board and Committees

Committees of the Board of Directors

The Company has a standing Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors, each of which operates under a written charter. The following summarizes the responsibilities and current membership of each committee and the total number of meetings each committee held in 2014:

Audit Committee	Number of Meetings in 2014: 10
Chairman: Freiberg Other Committee Members: Barzi Karch Olivié Qureshi Tai
Primary Responsibilities:
The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to, among other things, the quality and integrity of the Company's financial statements; the Company's compliance with legal and regulatory requirements; the qualifications, performance and independence of the Company's independent registered public accounting firm; the performance of the Company's internal audit function; and the quality of the Company's internal controls. The Audit Committee also oversees risk assessment and risk management of the Company.
Independence:
Each member of the Audit Committee has been determined by the Board to qualify as independent under the independence criteria established by the SEC and the NYSE. The Board has also determined that each of the members of the Audit Committee is "financially literate" within the meaning of the listing standards of the NYSE. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies as defined in the NYSE Listed Company Manual. The Board has identified both Mr. Freiberg and Mr. Tai as "audit committee financial experts" under the applicable SEC rules based on their experience and qualifications.

Nominating and Corporate Governance Committee	Number of Meetings in 2014: 5
Chairman: Karch Other Committee Members: Carlucci Haythornthwaite Janow Reyes Tai Tian
Primary Responsibilities:
The Nominating Committee considers and nominates or recommends to the Board individuals to serve as directors of the Company and members of the committees. It develops and recommends to the Board a set of corporate governance principles applicable to the Company, oversees the annual process for Board and committee self-assessments, is engaged in long-term succession planning efforts for the Chief Executive Officer, considers legal, regulatory and other matters that could have a significant reputational impact on the Company and otherwise takes a leadership role in shaping the Company's corporate governance with a focus on the long-term interests of the Company and its stockholders.
Independence:
Each member of the Nominating Committee has been determined by the Board to qualify as independent within the meaning of Section 303A.02 of the NYSE Listed Company Manual.

        2015 Proxy Statement • 27

Corporate Governance • Board and Committees

Human Resources and Compensation Committee	Number of Meetings in 2014: 5
Chairman: Reyes effective Jan. 1, 2015 Other Committee Members: Barzi Freiberg Genachowski Olivié Qureshi
Primary Responsibilities:
The Compensation Committee is primarily responsible for, among other things, ensuring that the compensation and benefit programs of the Company are fair and appropriate, and designed to attract, retain and motivate employees. It ensures that pay practices are consistent with the Company's stated compensation strategy. The Compensation Committee determines annual and long-term goals for the Company and ensures that compensation paid to the Chief Executive Officer, as well as other senior officers and key management through cash pay, or any type of long-term or stock-based awards, are commensurate with levels of performance. The Compensation Committee is also responsible for ensuring that the Company has a thorough succession planning process for senior level positions and executives. It periodically reviews identified senior level positions and is informed of the development of viable candidates.
Independence:
Each member of the Compensation Committee (a) has been determined by the Board to be independent within the meaning of Section 303A.02(a)(ii) of the NYSE Listed Company Manual, (b) is a non-employee director for purposes of Rule 16b-3 under the Exchange Act and (c) an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

David Carlucci Committee member and Chairman until Dec. 31, 2014
For information on the Company's processes and procedures for the consideration and determination of executive and non-employee director compensation, including the role of executive officers and the compensation consultant, see the "Compensation Discussion and Analysis" section in this Proxy Statement. Each committee charter is posted on our website at http://www.mastercard.com and may be found by clicking on "About MasterCard" and then clicking further to"Investor Relations" and "Corporate Governance".
Attendance at Meetings

The Board of Directors held 5 meetings during 2014. During 2014, each director attended 75 percent or more of the aggregate of: (a) the total number of Board meetings held during the year and (b) the total number of meetings held by all committees of the Board on which such director served during the year (during the period for which he or she has been a director). The number of meetings held by each committee during 2014 is set forth above under "Committees of the Board of Directors".
The Company encourages directors to attend its annual meeting of stockholders and endeavors to hold Board and/or committee meetings on the same date as our annual meeting to help promote this attendance. All members of the Board attended the 2014 annual meeting.

Board and Committee Evaluation

Each year, the Nominating Committee oversees the Board and committee evaluation process.  The Nominating Committee considers the format and framework for the process, which includes deciding whether to use a third party facilitator periodically.   Typically the process utilizes a director questionnaire to facilitate the annual evaluation of topics such as board and committee effectiveness, director contributions, and the like.  Our independent Chairman and Nominating Committee chairman review the results, and share them with each Committee chairman.  Our Chairman meets individually with various Board members.  Our Chairman also organizes and summarizes the responses, along with recommendations, for discussion with the Board.  Each Committee reviews its specific Committee assessment as well.

Director Business and Region and Country Visits

Our Board members meet one-on-one with senior managers throughout the business. In addition to meetings held at our global headquarters, the Board typically travels twice each year to our various locations around the world. This provides directors with the opportunity to meet with stakeholders such as policymakers, government and business leaders and customers, as well as managers, in regions and countries that are strategically important to our business. By meeting with

        2015 Proxy Statement • 28

Corporate Governance • Board and Committees

stakeholders and managers globally, the directors are able to gain a first-hand understanding of our business and strategic goals in these targeted locations and the issues and challenges we face.
Board Risk Oversight

The Board of Directors is responsible for overseeing MasterCard's risk and risk management practices. The Board is also responsible for fostering a risk-aware culture while encouraging thoughtful risk taking in pursuit of the Company's objectives. The Board exercises its risk oversight responsibility both directly and through its three standing committees, and management is accountable for day-to-day risk management efforts.
The Board exercises its direct oversight responsibility by meeting, at least annually, with management to discuss risk management processes and to assess the major risks (including strategic and competitive, financial, brand and reputational, legal, regulatory and operational risks) impacting MasterCard. The Board also considers management's risk analyses as it evaluates the Company's business strategy. Throughout the year, the Board and designated committees also dedicate a portion of their regularly scheduled meetings to review and discuss specific risk in detail, including through the use of risk scenarios. Strategic and operational risks are also presented to and discussed with the Board and its committees by the General Counsel, Chief Financial Officer, Chief Compliance Officer, General Auditor and other officers.
Oversight of specific risks is delegated to designated committees of the Board, which keep the full Board informed of their oversight efforts through regular reports by the committee chairpersons. These delegations include:

Committee	Primary Risk Oversight Area
Audit Committee
• Risks relating to financial statement accuracy and reporting
• Internal controls
• Legal, regulatory, and compliance risks
• Information security, technology, and privacy and data protection
• Other operational risks

Compensation Committee	• Risks arising from the Company's compensation policies and practices for all employees and non-employee directors
Nominating Committee	• Risks relating to governance structure and processes • Legal and policy matters that could have a significant reputational impact on the Company and its public affairs
The Audit Committee oversees the risk management policies and processes by periodically meeting with management, the General Auditor and the Company's independent registered public accounting firm for open and candid discussions regarding risk. As set forth in its charter and described above, the Audit Committee reviews major risks facing the Company. At least annually, the Audit Committee receives a report on the status of the top risks facing the Company and the steps taken to manage those risks. The Audit Committee also meets with management of individual business units on a periodic and rotating basis to discuss current and emerging risks. The Audit Committee reports to the Board on the health of the Company's internal controls and approves internal and external audit plans based on a risk-based methodology and evaluation.
The Compensation Committee reviews and assesses the Company's compensation policies and practices for all employees and non-employee directors. Throughout the year, when establishing compensation program elements, making awards and determining final payouts for incentive compensation, the Compensation Committee considers the relationship of the Company's risk oversight practices to employee compensation policies and practices for all employees (including non-executive officers), including whether the Company's compensation programs create or encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company. The Compensation Committee's assessment of risk is further discussed below under "Executive Compensation – Compensation Discussion and Analysis – Risk Assessment".
The Nominating Committee oversees risks related to the Company's governance structure and processes, as well as legal and policy matters that could have a significant reputational impact on the Company and its public affairs.
The oversight of risk by the Board and its committees is a foundational component of our Enterprise Risk Management program, which is designed to provide comprehensive, integrated oversight and management of risk and to facilitate transparent identification and escalation of key business issues to senior management, appropriate Board committees and

        2015 Proxy Statement • 29

Corporate Governance • Board and Committees

the Board as a whole. This integrated risk management structure balances risk and return by having business units and support functions (such as finance and law) own responsibility for identification and management of business risks.
Code of Conduct and Supplemental Code of Ethics

The Company has a written Code of Conduct that applies to all of our executive officers, employees and directors and provides a statement of the Company's policies and procedures for conducting business legally and ethically. In addition, the Company has adopted a written Supplemental Code of Ethics that applies only to the Chief Executive Officer, the President, the Chief Financial Officer, the Controller and certain other senior officers. Both the Code of Conduct and the Supplemental Code of Ethics are posted on our website at http://www.mastercard.com and may be found by clicking on "About MasterCard" and then clicking further to "Investor Relations" and "Corporate Governance". They are available free of charge to any person who requests them by writing to our Corporate Secretary, MasterCard Incorporated, 2000 Purchase Street, Purchase, NY 10577, Attention: Janet McGinness.
Communicating with the Board

Stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including, without limitation, the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any of its committees or any committee chairman by mail or electronically. Correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence can be sent by e-mail to corporate_secretary@mastercard.com or by mail to MasterCard Incorporated, Board of Directors, c/o the Office of the Corporate Secretary at 2000 Purchase Street, Purchase, New York 10577, Attention: Janet McGinness.
The Corporate Secretary or, in her absence, another member of our Law Department, opens all communications received for the sole purpose of determining whether the contents represent a message to the directors. All correspondence that is not in the nature of advertising, promotions of a product or service, or is not trivial, irrelevant, unduly hostile, threatening, illegal, patently offensive or similarly inappropriate will be forwarded promptly to the addressee. If no particular director is named, such communication will be forwarded, depending on the subject matter, to the chairman of the Audit, Compensation or Nominating Committee, as appropriate.
If correspondence reflects a complaint or concern that involves (1) accounting, internal accounting controls and auditing matters, (2) possible violations of, or non-compliance with, applicable legal and regulatory requirements, (3) possible violations of the Company's Supplemental Code of Ethics for the Chief Executive Officer and senior officers or (4) retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, the correspondence will be forwarded to the chairman of the Audit Committee.
Stockholders, employees and others may also report complaints and concerns regarding accounting, internal accounting controls, auditing matters, possible violations of (or non-compliance with) applicable legal and regulatory requirements, possible violations of the Company's Supplemental Code of Ethics, or retaliatory acts against employees who make such a complaint or assist in the investigation of such a complaint in accordance with the Company's Whistleblower Procedures. The Company's Chief Compliance Officer is responsible for keeping a docket of all reports received under the Whistleblower Procedures and summarizing the nature of the complaint and other relevant information. The Chief Compliance Officer will report any recent developments of items listed on the docket in reasonable detail to the chairman of the Audit Committee (and, if the chairman so directs, to the full Audit Committee) at or in advance of each regularly scheduled meeting. The Whistleblower Procedures can be found on our website at http://www.mastercard.com and may be found by clicking on "About MasterCard"and then clicking further to"Investor Relations," "Corporate Governance" and "Governance Guidelines".
The Company will promptly disclose to its stockholders, if required by applicable laws, any amendment to, or waiver from, a provision of the Supplemental Code of Ethics granted by officers by timely posting such information on our website.

        2015 Proxy Statement • 30

Corporate Governance

DIRECTOR INDEPENDENCE AND RELATED PARTY TRANSACTIONS
Director Independence

The corporate governance listing standards of the NYSE require that a majority of the Board (and each member of the Audit, Compensation and Nominating Committees) be independent. The Board has adopted director independence standards, which are contained in the Company's Corporate Governance Guidelines, to assist in its determination of director independence. No director will be considered "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a Board or committee member. When making "independence" determinations, the Board broadly considers all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. When assessing the materiality of a director's relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In addition, the Board applies the independence guidelines set forth in our Corporate Governance Guidelines, which generally track the independence standards set by the NYSE.
In the course of its determination regarding the independence of each non-management director, the Board considered any transactions, relationships and arrangements as required by Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements adopted by the Board. In particular, there are no companies with which MasterCard has (or had) a business relationship during the last three years where a director is currently an executive officer.
Based on its review of all of the relevant facts, the Board affirmatively determined that none of our director nominees, other than Mr. Banga, have a material relationship with us. Therefore, all of our directors, other than Mr. Banga, are independent under all applicable standards.

The Board of Directors has determined that each of our director nominees, other than Mr. Banga, qualifies as an independent director under NYSE listing standards and our
Corporate Governance Guidelines.

        2015 Proxy Statement • 31

Corporate Governance

Additional Board Service Requirements

Our amended and restated certificate of incorporation, by-laws and Corporate Governance Guidelines provide additional requirements for service as a Board member, as well as limited membership for "Industry Directors" (as described below) and officers or employees of the Company or any of its subsidiaries ("management directors").

Provision	Description
Requirements for Service
With the exception of a limited number of "Industry Directors", a director cannot, either currently or during the prior 18 months, have an affiliation or relationship (including as a director, officer, employee or agent or any material business relationship) with any entity (and any of its affiliates) that on or after May 30, 2006 was or becomes a "Class A" (or principal) or affiliate member of MasterCard International or a licensee of its brands, or with any operator, member or licensee of any general purpose payment card system (or any of their affiliates) that competes with the Company.
In addition, no director can:
• either currently or during the prior three years, have an affiliation or relationship (including as a trustee, officer, employee or agent or any material business relationship) with The MasterCard Foundation; or
• be a director, regional board director, officer, employee or agent of, or represent, an entity (or an institution that is represented on any board of such an entity) that owns and/or operates a payment card program that is competitive with any of the Company's comparable card programs

Industry Directors and Other Composition Requirements
•
  At least 64% of the Board must be determined by the Board to not be Industry Directors (directors with the types of relationships described above);
•
  The number of non-Industry Directors and non-management directors combined always needs to be at least two greater than the combined number of Industry Directors and management directors;
•
  Up to one-third of the members of each of the Audit, Compensation and Nominating Committees may be Industry Directors;
•
  No more than one Industry Director may serve on the Nominating Committee.
•
  The Board has deemed Mr. Tai to be an Industry Director.

Quorum	A majority of the directors in office, provided that a majority of the directors present are neither Industry Directors nor management directors
Vacancies	To be filled only by a majority of the directors then in office who are not Industry Directors
Nominations	Industry Directors cannot participate in nominating or selecting directors

        2015 Proxy Statement • 32

Corporate Governance

Certain Relationships and Related Party Transactions

Board Approval of Related Party Transactions
The Code of Conduct requires that any transaction that exceeds $120,000 between the Company and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to the General Counsel of the Company. The General Counsel is required to disclose such transactions promptly to the Board of Directors. Transactions with related parties must be approved or ratified by the Board or a committee of the Board consisting of at least three disinterested directors. Any director having an interest in the transaction is not permitted to vote on such transaction. Under the Code of Conduct, a "related party" is any of the following:

•	an executive officer of the Company;

•	a director (or director nominee) of the Company;

•	an immediate family member of any executive officer or director (or director nominee);

•	a beneficial owner of five percent or more of any class of the Company's voting securities; or

•	an entity in which one of the above described persons has a substantial ownership interest in or control of such entity.

Related Party Transactions

Jordan Agee, an employee of MasterCard, is the son-in law of Robert Reeg, an executive officer of MasterCard.  In 2014, Mr. Agee earned $131,313 in base salary and bonus. He also participates in employee benefit plans and programs generally made available to employees of similar responsibility levels, and his compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.  Mr. Agee was not hired by, nor does he report to, Mr. Reeg, and they are located in different geographic locations.

        2015 Proxy Statement • 33

Corporate Governance

DIRECTOR COMPENSATION
The Company uses cash and stock-based compensation to attract and retain qualified individuals to serve on its Board of Directors. The Company sets compensation for non-employee directors in light of the time commitment and prior experience levels expected of directors. Using benchmarking information provided by the independent compensation consultant, the Compensation Committee recommends the form and amount of director compensation, which is determined by the full Board.
Cash Compensation

Non-employee directors, other than the Chairman of the Board, are paid an annual retainer of $100,000 and the Chairman of the Board receives an annual retainer of $150,000. Non-employee directors also receive an annual retainer for serving as a chairman of a standing committee ($25,000 for the Audit Committee, $20,000 for the Compensation Committee and $20,000 for the Nominating Committee). An annual retainer for committee service is paid to non-employee directors who serve as members (non-chairman role) on any standing committee ($15,000 for the Audit Committee, $10,000 for the Compensation Committee and $10,000 for the Nominating Committee). In addition, customary expenses for attending Board and committee meetings are reimbursed.
The Company's compensation policy is to pay directors in advance in January for the period from January to June and in arrears in December for the period from July to December. In the event that a non-employee director is nominated to the Board or appointed to a committee at any point during the year, that director will receive a pro-rated amount of the retainer fee and any committee fees from the time he or she began service on the Board or a committee until the next regularly scheduled payment.
Non-employee directors are eligible to defer all or part of their cash compensation into a non-qualified deferred compensation arrangement, referred to as the MasterCard Incorporated Deferral Plan. Directors who choose to defer compensation will receive earnings on their deferrals based on their investment elections. None of the investment options provide an investment return which is considered to be above-market or preferential.
Stock-Based Compensation

Non-employee directors, including the Chairman of the Board, also receive an annual stock grant in the form of restricted stock or deferred stock units ("DSUs") under the Company’s Amended and Restated 2006 Non-Employee Director Equity Compensation Plan. In 2014, non-employee directors, other than the Chairman of the Board, received a stock grant of approximately $150,000 in the form of restricted stock or DSUs, at the election of each director, and the Chairman of the Board received a grant of approximately $200,000 in restricted stock or DSUs, at the election of the Chairman, each of which is rounded up to the next whole share.
Director Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines for the purpose of aligning the interests of the non-employee directors with those of stockholders (employee directors are included in the executive stock ownership guidelines). These guidelines call for ownership of five times the non-employee director's annual cash retainer to be held in Company stock. For purposes of these guidelines, shares of Class A common stock held directly or indirectly by the non-employee director are included; DSUs are also included from the date of the grant. The non-employee directors are given six years from the time of being elected or appointed to the Board to attain these ownership levels. All current non-employee directors, except for Mr. Genachowski and Ms. Janow (who have not yet reached their guideline compliance date), have holdings that exceed the guidelines' ownership level.
Hedging/Pledging Prohibitions and Insider Trading Policy

Our Code of Conduct includes various prohibitions against inappropriate trading activities in relation to MasterCard securities. Non-employee directors are subject to the same anti-hedging, anti-pledging and insider trading policies as employees. A summary of the key provisions from these policies can be found in the Compensation Discussion and Analysis section of this Proxy Statement on page 55.

        2015 Proxy Statement • 34

Corporate Governance

Total Director Compensation in 2014

The following table summarizes the total compensation earned in 2014 by each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
(a)	(b)	(c)	(d)	(e)
Richard Haythornthwaite	160,000	200,037	5,000	365,037
Silvio Barzi	125,000	150,028	1,118	276,146
David R. Carlucci	130,000	150,028	5,000	285,028
Steven J. Freiberg	135,000	150,028	5,000	290,028
Julius Genachowski	64,166	150,028	1,000	215,194
Merit E. Janow	64,166	150,028	5,000	219,194
Nancy J. Karch	135,000	150,028	4,250	289,278
José Octavio Reyes Lagunes	120,000	150,028	—	270,028
Marc Olivié	125,000	150,028	5,000	280,028
Rima Qureshi	125,000	150,028	—	275,028
Jackson P. Tai	125,000	150,028	5,000	280,028
Edward Suning Tian	110,000	150,028	—	260,028

1.
Represents the aggregate grant date fair value in accordance with GAAP in connection with all stock awards granted to Board members in 2014. The share price used for converting the grant made on June 3, 2014, the date of the 2014 annual meeting of stockholders, was the closing price of our common stock on the NYSE on that date ($76.35 per share). Mr. Haythornthwaite’s award represents 2,620 shares of restricted stock, Messrs. Reyes, Olivié and Genachowski's awards represent 1,965 shares of restricted stock and the awards to all other Board members represent 1,965 DSUs per director.

2.
Represents Company-paid charitable matching contributions. Non-employee directors are eligible to have the Company make matching gift contributions of up to $5,000 annually in the name of the director to eligible charities.

The following table summarizes the fees paid in cash to each non-employee director for 2014, as shown in column (b) of the above table.

Name	Annual Retainer ($)	Audit Committee Retainer ($)	Compensation Committee Retainer ($)	Nominating Committee Retainer ($)	Fees Earned or Paid in Cash ($)
Richard Haythornthwaite	150,000	—	—	10,000	160,000
Silvio Barzi	100,000	15,000	10,000	—	125,000
David R. Carlucci	100,000	—	20,000	10,000	130,000
Steven J. Freiberg	100,000	25,000	10,000	—	135,000
Julius Genachowski[1]	58,333	—	5,833	—	64,166
Merit E. Janow[1]	58,333	—	—	5,833	64,166
Nancy J. Karch	100,000	15,000	—	20,000	135,000
José Octavio Reyes Lagunes	100,000	—	10,000	10,000	120,000
Marc Olivié	100,000	15,000	10,000	—	125,000
Rima Qureshi	100,000	15,000	10,000	—	125,000
Jackson P. Tai	100,000	15,000	—	10,000	125,000
Edward Suning Tian	100,000	—	—	10,000	110,000

1.	Mr. Genachowski and Ms. Janow joined the Board of Directors on June 3, 2014. Therefore, their cash compensation was for 7/12 of the applicable annual retainer amounts.

        2015 Proxy Statement • 35

Executive Officers

EXECUTIVE OFFICERS

Biographical data for the current executive officers of the Company and MasterCard International ("Executive Officers") is set forth below, excluding Mr. Banga (included above under "Proposal 1 – Election of Directors"). Each Executive Officer serves at the discretion of the Chief Executive Officer and the Board. Each Executive Officer is a member of the Company's Executive Committee, which manages the Company's corporate performance and develops corporate strategy. Walter Macnee serves as Vice Chairman in the office of the CEO and as an advisor to the Executive Committee.

Ms. Cairns is responsible for the management of all of MasterCard's markets and customer-related activities outside the United States and Canada. Prior to joining MasterCard in August 2011, she was a managing director and head of the Financial Industry Services Group for Europe with Alvarez & Marsal in London. From 2008 to 2011, Ms. Cairns led the European team managing the estate of Lehman Brothers Holdings International through the Chapter 11 process. From 2002 until 2008, Ms. Cairns was CEO, Transaction Banking at ABN-AMRO in London, where she managed a global business with over €5 billion in revenue in 50 countries, covering the commercial, retail and financial institutions segments, and reported to the Group Board and served on the bank's Executive Committee. Prior to joining ABN-AMRO, Ms. Cairns spent 15 years with Citigroup in a variety of senior operational roles, including Chief Operating Officer, e-Business, where she led U.S., European and Japanese operations. Ms. Cairns is a director and member of the audit committee of AstraZeneca PLC, a biopharmaceutical company.

Mr. Flood has responsibility for the development of innovative products and services that benefit consumers, merchants, business partners and governments around the world. He has responsibility for global network products, MasterCard Labs, emerging payments, core products, MasterCard Advisors and worldwide marketing and communications. Prior to being appointed to his current position in November 2007, he was Executive Vice President of Global Account Management for the Company. In this capacity, Mr. Flood oversaw the Company's efforts to support its largest global customers. Previously, Mr. Flood was Senior Vice President of Consumer Card Product Management and Development, where he spent four years directing all MasterCard consumer credit programs in the United States. Mr. Flood joined the Company in 1986 as Regional Marketing Director and subsequently served in various increasingly senior positions at the Company, both in the customer management and product management and development areas. Before joining the Company, he was National Sales Manager for Citicorp's Merchant Business.

        2015 Proxy Statement • 36

Executive Officers

Mr. Garrow is responsible for all Human Resource functions globally. Prior to assuming this role in April 2013, he was Executive Vice President, Global Human Resources Plans and Programs for the Company from November 2011 until March 2013, and was responsible for global talent acquisition, management and development from March 2010 until October 2011. Prior to joining the Company in March 2010, Mr. Garrow spent six years at Bank of America as the human resources executive for the chief financial officer and chief learning officer, among other positions. Previously, he spent 19 years at Wachovia in various positions of increasing levels of responsibility, including lastly as chief learning officer where he was responsible for the Company's Training, Leadership & Executive Development, Diversity and Learning Infrastructure. Mr. Garrow is a member of the Gray Stone Day School Board of Directors and of the Network for Teaching Entrepreneurship (NFTE).

Ms. Hund-Mejean is responsible for MasterCard's corporate controller, tax, internal audit, investor relations, strategy, mergers and acquisitions, financial planning and analysis, treasury, risk management, global supply chain, business unit finance and regional finance functions. Prior to becoming Chief Financial Officer in November 2007, Ms. Hund-Mejean served as Senior Vice President and Treasurer of Tyco International Ltd from December 2002 until November 2007. From 2000 to 2002, she was Senior Vice President and Treasurer of Lucent Technologies Inc. (now Alcatel-Lucent). Ms. Hund-Mejean held a series of finance positions of increasing responsibility at General Motors Corporation, both in the U.S. and U.K., including Assistant Treasurer, from 1998 to 2000. She began her corporate career as a credit analyst at Dow Chemical in Frankfurt, Germany. Ms. Hund-Mejean is a director and member of the audit committee of Prudential Financial, Inc., a financial services company, and is also a member of the Board of Trustees of The University of Virginia Darden School Foundation.

Mr. Macnee oversees various senior client, government and merchant relationships and plays a central role in steering the Company's strategy toward the wider merchant community and other key stakeholders in the payments industry. Prior to being appointed to his current position, he was President, International Markets, with responsibility for all markets and customer-related activities outside of the United States from January 2009 until August 2011. From November 2007 until January 2009, he was President, Global Markets. From 2006 until November 2007, Mr. Macnee was President of the Americas, with responsibility for building all aspects of the Company's issuance and acceptance business in the United States, Canada, Latin America and the Caribbean. From 2001 to 2004, he was President of MasterCard Canada. From 2004 to 2006, Mr. Macnee served as Executive Vice President, Canadian Imperial Bank of Commerce, in Toronto. Previously, he spent 18 years with Toronto Dominion Bank.

        2015 Proxy Statement • 37

Executive Officers

Mr. McWilton oversees all of MasterCard's customer-facing activities in the United States and Canada, including sales, business development, business strategy and relationship management with issuers, merchants, governments and merchant acquirers. Mr. McWilton was appointed President, U.S. Markets from January 2009 and assumed North America responsibility in January 2013. He was President, Global Accounts from November 2007 until January 2009. From October 2003 until November 2007, Mr. McWilton was Chief Financial Officer of the Company. Prior to Mr. McWilton's appointment as Chief Financial Officer in October 2003, he served as Senior Vice President and Controller of the Company. Prior to January 2003, Mr. McWilton was a partner at KPMG LLP, an international accounting and tax firm, where he specialized in financial and SEC reporting matters. He joined KPMG LLP in 1980 and was elected to the partnership in 1992. Mr. McWilton is a director and chairman of the audit committee of Nortek, Inc.

Mr. Murphy is responsible for overseeing legal affairs and public policy, corporate secretary and compliance. He also has responsibility for MasterCard's franchise development and franchise integrity functions and its global diversity, information security and privacy/information governance functions. From February 2009 until assuming this role in April 2014, Mr. Murphy served as Chief Product Officer of the Company and from November 2007 to January 2009, as President - U.S. Region. He previously served as Group Executive - Customer Business Planning and Analysis and as Senior Vice President and Associate General Counsel. Prior to joining MasterCard in 2000, Mr. Murphy was an associate in the New York and London offices of Cleary, Gottlieb, Steen and Hamilton, an international law firm. He is Chairman of the Board of Governors of Fairfield College Preparatory School in Fairfield, Connecticut.

Mr. Reeg oversees MasterCard’s strategic processing platform, global network and quality of technology operations and is based at MasterCard's Operations & Technology headquarters in St. Louis, Missouri. Prior to being appointed to his current position, he served as Chief Technology Officer for MasterCard from 2005 until May 2008 and he was responsible for all computer operations, network engineering, technology architecture, database management, program management, and testing/software quality. From joining the Company in August 1995 until 2005, Mr. Reeg served in various increasingly senior positions at the Company in the technology organization. Prior to joining MasterCard in April 1995, Mr. Reeg held IT and business leadership positions with Sprint Corp., Cleveland Pneumatic, Totco Inc. and Conoco Inc. Mr. Reeg serves on the University of Missouri-St. Louis Leadership Council, Washington University’s Professional Degree Programs Academic Advisory Board, and the United Way of Greater St. Louis’ Technology Committee. In addition, he serves on the board of directors for Junior Achievement USA.

        2015 Proxy Statement • 38

Stock Ownership Information

STOCK OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our voting securities by each person known to us to beneficially own more than five percent of any class of our voting securities, unless otherwise indicated, as of the Record Date.

Name and Address of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned	Percent of Total Outstanding Class A Common Stock Beneficially Owned
The MasterCard Foundation[1] 2 St. Clair Avenue East, Suite 301 Toronto, Ontario M4T 2T5	116,565,399	10.4%
BlackRock, Inc.[2] 55 East 52nd Street New York, NY 10022	59,465,449	5.3%

1.
Number of shares is based upon information included in a Form 4 filed with the SEC on February 12, 2015. The MasterCard Foundation has sole voting and dispositive power with respect to the shares of Class A common stock, based on a Schedule 13G/A filed on February 17, 2015.

2.
Based on a Schedule 13G filed with the SEC on February 2, 2015, BlackRock, Inc. has sole dispositive power with respect to 59,465,449 shares and sole voting power with respect to 48,536,862 shares of Class A common stock.

Security Ownership of Directors and Management

The following table shows, as of the Record Date, all shares of Class A common stock beneficially owned by each director and each named executive officer listed on the "Summary Compensation Table" and all directors and executive officers as a group. Such shares consist of:

•	the number of shares of Class A common stock directly or indirectly owned;

•	shares of Class A common stock that could have been acquired through the exercise of options to purchase shares of Class A common stock exercisable within 60 days of that date; or

•	any other stock awards that would vest (or have restrictions removed) within 60 days of that date, including restricted stock units, DSUs and restricted stock.
Unless otherwise indicated, each of the named individuals and each member of the group have sole voting power and sole investment power with respect to the shares beneficially owned. The number of shares beneficially owned, as that term is defined by Rule 13d-3 under the Exchange Act, by all directors and executive officers as a group as of the Record Date and each director and named executive officer individually is less than 1% of the outstanding shares of Class A common stock. No director or executive officer beneficially owns, either directly or indirectly, any shares of Class B common stock.

        2015 Proxy Statement • 39

Stock Ownership Information

Name	Shares of Class A common stock directly and indirectly owned	Shares of Class A common stock obtainable within 60 Days	Total Shares of Class A common stock beneficially owned (shown in columns (a) and (b))
	(a)	(b)[1]	(c)
Richard Haythornthwaite	26,770	31,780	58,550
Ajay Banga	271,507[2]	908,753	1,180,260[2]
Silvio Barzi	11,240	15,985	27,225
David Carlucci	46,430	11,375	57,805
Steven J. Freiberg	14,230	11,375	25,605
Julius Genachowski	6[3]	1,965	1,971[3]
Merit E. Janow	—	1,965	1,965
Nancy J. Karch	12,100	15,985	28,085
Marc Olivié	23,870	21,935	45,805
Rima Qureshi	—	11,985	11,985
José Octavio Reyes Lagunes	12,981	11,375	24,356
Jackson P. Tai	14,060	11,375	25,435
Edward Suning Tian	39,958	11,375	51,333
Ann Cairns	30,249	102,464	132,713
Gary J. Flood	49,490	176,163	225,653
Martina Hund-Mejean	114,214[3]	255,733	369,947[3]
Chris A. McWilton	47,158[4]	194,944	242,102[4]
All directors and executive officers as a group (20 persons)	811,509[2]	1,932,416	2,743,925[2]

1.
Includes shares of Class A common stock underlying stock options exercisable, restricted stock units vesting, deferred stock units receivable and restricted stock with restrictions removable within 60 days. For non-employee directors, includes DSUs and restricted stock that will be settled or have restrictions removed, as applicable, within 60 days of either the Record Date or termination of a director’s service as a director.

2.	Includes 65,610 shares held in a grantor retained annuity trust for which Mr. Banga is the trustee. Mr. Banga has sole voting and investment power with respect to such shares.
3. Fractional shares have been rounded up to the nearest whole share.
4. Includes 15,000 shares held in a grantor retained annuity trust for which Mr. McWilton is the trustee. Mr. McWilton has sole voting and investment power with respect to such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Based solely on its review of the copies of such forms received by it and written representations from reporting persons that no other forms were required to be filed, the Company believes that all of its directors, officers and persons who beneficially own more than ten percent of Class A common stock complied with all Section 16(a) filing requirements applicable to them with respect to events and transactions that occurred during 2014.

        2015 Proxy Statement • 40

Executive Compensation • Compensation Discussion and Analysis

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes MasterCard's executive compensation program for 2014 as well as certain elements of the 2015 program for our named executive officers ("NEOs"), who are listed below and appear in the Summary Compensation Table of this Proxy Statement.

Named Executive Officers
Ajay Banga	President and Chief Executive Officer
Martina Hund-Mejean	Chief Financial Officer
Gary J. Flood	President, Global Products and Solutions
Chris A. McWilton	President, North America
Ann Cairns	President, International Markets
Executive Summary

MasterCard's executive compensation program is designed to attract, motivate and retain our executives, including our NEOs, who are critical to the Company's long-term success. Our executive compensation program is based upon and designed to address three core principles:
The Company’s Executive Compensation Principles

Executive officer goals are linked with stockholder interests	The Company's compensation policies are designed to align the interests of our executive officers with those of our stockholders.
Pay is significantly performance-based
We provide executive compensation from a total direct compensation perspective. This consists of fixed and variable pay, with an emphasis on variable pay to reward short- and long-term performance measured against pre-established goals and objectives.

Compensation opportunities are competitive to attract and retain talented employees	Each year, the Compensation Committee assesses the competitiveness of total compensation levels for executives to enable the Company to successfully attract and retain executive talent.
Our Compensation Committee, which is composed solely of independent directors, is responsible for oversight of our executive compensation program and decides the compensation to be paid to our executive officers. The committee makes decisions on executive compensation from a total direct compensation perspective. Total direct compensation is composed of base salary, annual cash incentive and long-term, stock-based incentive compensation. A significant portion of our executives' compensation is performance-based and at-risk. In addition, our compensation program is weighted toward long-term equity awards rather than cash compensation. We believe this maximizes retention and ensures that a substantial portion of our NEOs’ compensation is directly aligned with stockholders' interests.
2014 Say-on-Pay Advisory Vote on Executive Compensation
Each year, MasterCard provides stockholders with a "say-on-pay" advisory vote on its executive compensation. At our 2014 annual meeting of stockholders, more than 96% of the votes cast for the say-on-pay proposal were in favor of our executive compensation program and policies. The Compensation Committee evaluated the results of the say-on-pay vote and in light of the substantial support of our executive compensation program, the committee decided to maintain the core design of our compensation program for the balance of 2014 and for 2015. The Compensation Committee will continue to consider the outcome of future say-on-pay votes, in addition to various other factors, when making future compensation decisions.

        2015 Proxy Statement • 41

Executive Compensation • Compensation Discussion and Analysis

Key Features of our Executive Compensation Program
The Compensation Committee and management periodically review the compensation and benefit programs for executives and other employees to align them with the three core principles discussed above. Accordingly, we have adopted a number of practices over the last several years that affect our executive compensation program:

What We Do
✓	Perform an annual “say-on-pay” advisory vote for stockholders
✓	Pay for performance
✓	Use appropriate peer groups when establishing compensation
✓	Balance short- and long-term incentives
✓	Align executive compensation with stockholder returns through long-term incentives
✓	Include caps on individual payouts in incentive plans
✓	Include a clawback policy in our incentive plans
✓	Set significant stock ownership guidelines for executives and non-employee directors
✓	Mandate “double-trigger” provisions for all plans that contemplate a change-in-control
✓	Condition grants of long-term incentive awards on execution of a non-solicitation, non-competition and non-disclosure agreement
✓	Mitigate undue risk taking in compensation programs
✓	Include criteria in incentive plans to maximize tax deductibility
✓	Retain an independent external compensation consultant

What We Don't Do
x	No hedging of MasterCard stock
x	No new tax "gross ups" for executive officers
x	No tax "gross ups" for perquisites
x	No new "evergreen" employment agreements
x	No new participants in the Supplemental Executive Retirement Plan, or SERP
x	No repricing of options
x	No dividend equivalents on unvested equity awards
2014 Financial and Operational Highlights
In recent years, MasterCard has had strong operational and financial performance. The Company's performance has resulted in the substantial appreciation of our stock price, from a split-adjusted per share price of $3.90 at the time of our IPO in May 2006 to a closing stock price of approximately $86.16 per share as of December 31, 2014.

        2015 Proxy Statement • 42

Executive Compensation • Compensation Discussion and Analysis

In 2014, MasterCard again had strong annual operational and financial performance, including the following highlights:

1.
Growth rates exclude special item consisting of the charge recorded in 2013 ($95 million pretax, or $61 million on an after-tax basis) for potential settlements relating to the U.S. merchant litigations. On a GAAP basis, net income increased 16% and diluted EPS increased 21%, each compared on a year-over-year basis. See Annex A for reconciliations of these non-GAAP measures.

2014 Executive Compensation Highlights
For 2014, each of our NEOs was provided with an opportunity to earn a cash incentive award under our Senior Executive Annual Incentive Compensation Plan, or SEAICP. The Compensation Committee considered a number of quantitative and qualitative factors in determining the amount of the SEAICP payout for 2014. The financial and operational results outlined above demonstrate how MasterCard achieved or exceeded most of its goals during 2014. Based on its assessment of the overall performance of the Company, the Compensation Committee established the corporate score for purposes of paying annual incentives under the SEAICP at 130% of target (see page 48 for additional information).
A new peer group for market comparisons and benchmarking was established in 2014, replacing the prior group which was in effect since 2011 and was last used for establishing the 2014 target compensation during the annual decision making process. The revised peer group increases the weighting of technology-focused companies, increases the international and global brand presence of the peer group, decreases the weighting of financial services companies by removing regional and custody banks and includes companies with a focus on consulting services. (see page 45 for additional information).
As part of the annual review of Mr. Banga's compensation, which in 2014 was performed by the Compensation Committee following the fifth anniversary of his date of hire, an increase to the base pay for Mr. Banga was approved and became effective in September 2014 (see page 48 for additional information). In addition, increases to the base pay for each of the other NEOs was approved, with an effective date of March 1, 2015, as part of the year-end process (see page 54 for additional information). The new peer group, described above, was used to develop the market data and benchmarking materials that were provided to the Compensation Committee to assist with the decision making processes for these actions.
Participants in the Compensation Process

Role of the Compensation Committee
The Compensation Committee approves the compensation of each of our executive officers, including the NEOs listed in the Summary Compensation Table of this Proxy Statement. The committee has exclusive authority to grant equity awards to executive officers and delegates specified administrative functions to certain officers, including the Chief Executive Officer (or CEO) and Chief Human Resources Officer (or CHRO). The committee regularly reviews the Company's executive compensation and benefits policies, programs and practices and monitors applicable new rules and evolving best practices concerning executive compensation.

        2015 Proxy Statement • 43

Executive Compensation • Compensation Discussion and Analysis

The Chairman of the Compensation Committee determines the agenda for committee meetings with the assistance of the CHRO. Compensation Committee meetings are regularly attended by committee members, representatives of Frederic W. Cook & Co. (the Compensation Committee’s independent external consultant), the CEO, the CHRO and other representatives of management as appropriate. The committee also meets in executive session without members of management present. The Chairman of the Compensation Committee reports to the Board on the committee's decisions concerning, among other things, compensation of the executive officers. At the end of each year, the Compensation Committee reviews and makes decisions on the elements and amount of compensation for our NEOs. Additionally, the Compensation Committee approves the funding for the long-term incentive awards and annual cash-based incentive awards.
Role of Compensation Consultant

The Compensation Committee retains its own independent compensation consultant who reports directly to the committee. Since January 2011, the Compensation Committee has engaged the services of Frederic W. Cook & Co. to provide primarily the following executive compensation consulting services:

• assist with the development and analysis of peer group companies for comparison of executive compensation;
• conduct benchmarking of executive officer compensation relative to the peer group;
• advise on executive compensation and equity plan design; and
• provide independent analysis and advice on CEO compensation.

The compensation consultant's engagement includes reviewing and advising on all material aspects of the Company's executive compensation programs, including base salaries, annual incentives and equity compensation. In addition to the primary executive compensation services described above, during 2014 the compensation consultant, among other things:

• reported on trends, developments and best practices in executive compensation;
• discussed the merits of various performance metrics for incentive compensation;
• reviewed and advised on perquisite practices among peer group companies; and
• provided advice with respect to non-employee director compensation.
The compensation consultant regularly attends Compensation Committee meetings. In the course of discharging its responsibilities to the Compensation Committee, the compensation consultant regularly communicates with the Chairman outside of committee meetings.
From time to time, the compensation consultant also meets with the CHRO, Executive Vice President of Total Rewards and members of the total rewards team. Among other things, these meetings include discussions regarding compensation-related information and to review recommendations that the CEO may make to the Compensation Committee concerning executive officer compensation other than his own. The compensation consultant reports to the committee on these matters rather than to management.
While the Compensation Committee considers the compensation consultant's input and advice, it uses its own independent judgment in making final decisions concerning compensation paid to the executive officers. The committee has the full authority to retain and terminate the services of the compensation consultant.
The compensation consultant does not provide any other services to the Company unless approved by the Compensation Committee. No such services were provided in 2014. After reviewing information provided by the compensation consultant regarding its independence and considering the relevant independence factors pursuant to applicable SEC rules and NYSE guidelines, the Compensation Committee determined that no conflicts of interest existed in connection with the services the compensation consultant performed for it in 2014.
Role of the Chief Executive Officer
Within the framework of the compensation programs, each year the CEO recommends the base salary, annual incentive target and long-term incentive awards for the other executive officers, including the other NEOs. These recommendations are based upon his assessment of each executive officer's performance, the performance of the individual's respective business or function and employee retention considerations. The Compensation Committee approves and ultimately determines the amounts payable to the executive officers.
The CEO does not play any role in setting his own compensation.

        2015 Proxy Statement • 44

Executive Compensation • Compensation Discussion and Analysis

Summary of the Annual Compensation Decision Making Process

In December of each year, the CEO meets with the Board to review the Company's performance for the past year. This review focuses on the financial results and the quantitative and qualitative performance objectives from the corporate scorecard that includes objectives related to:

•	delivering stockholder value by achieving net revenue, net income and earnings per share targets;

•	executing on our customer strategy; and

•	enhancing organizational capabilities, strengthening leadership and developing people.
During this discussion, the CEO provides his assessment of the highlights and challenges from the year, summarizes performance and describes key focus areas for the upcoming year. The Chairman of the Compensation Committee then leads an executive Board session during which the non-executive directors evaluate the Company's and the CEO's performance. The committee uses the input from the executive session during the compensation decision making process.
Following the discussions described above, the Compensation Committee meets and discusses the Company's performance. Using the information and input provided, including the Company's relative performance against its competitors, the committee establishes the corporate score that is to be used for purposes of paying annual incentives.
Once the corporate score is set, the CEO discusses with the Compensation Committee the individual performance of the other executive officers, including the other NEOs. These discussions include the CEO's assessment of each executive's impact on the corporate scorecard, potential and core competencies. Using information compiled and supplied by the compensation consultant, including peer group compensation information, our CEO presents compensation recommendations for the executive officers, other than himself, to the Compensation Committee for its review and discussion. The committee then uses the information provided to determine each executive officer's, other than the CEO's, total target direct compensation for the ensuing year (that is, base salary, annual incentive target and long-term incentive target) and the individual performance score that will be used to calculate the annual incentive amounts for the most recently completed year.
The CEO is not present for the Compensation Committee's discussion of his performance and compensation. This discussion begins with the compensation consultant reviewing independently prepared peer group benchmarking information. The committee then assesses the CEO's performance, using the information provided, including the input from the Board, to develop their recommendation concerning the CEO's total target direct compensation for the ensuing year and the annual incentive amount for the most recently completed year. The Compensation Committee reviews its recommendations regarding the CEO with the Board of Directors.
In general, the Compensation Committee does not consider any previous awards when determining the NEOs' compensation.
These compensation decisions occur prior to the release of the audited financials for the performance year and are conditional approvals. Following the release of the audited financial statements, the Compensation Committee provides final approval for the compensation decisions.
Peer Group

The Compensation Committee, with assistance from the independent compensation consultant, establishes the Company's peer group that is used for market comparisons and benchmarking. During 2014, following the annual in-depth review of the peer group, the committee approved changes to the peer group which had been in effect since 2011 and which was used when establishing the 2014 target compensation during the annual decision making process.
Due to the small number of direct competitors and given that the competitors for talent are fairly wide ranging, the Compensation Committee considers a variety of factors in reviewing and selecting potential peer companies.

        2015 Proxy Statement • 45

Executive Compensation • Compensation Discussion and Analysis

The first step in the selection process for determining the peer group is to identify companies with at least some of the following characteristics:
• Operate in similar industries;
• Competitors for executive talent;
• Consider MasterCard as a peer;
• Peers of our direct competitors; and
• Considered as peers by third parties (for example, analysts and proxy advisors).

The Compensation Committee then reviews the potential peer group companies identified from the general characteristics above and refines the list based on additional criteria. Those additional criteria include:

• Size screens, including revenue, market cap and market cap to revenue ratio
• Performance screens, including revenue growth and operating margin
• Business screens, including industry relevance and global presence

Following their review in 2014, to ensure the peer group is better aligned with the Company's evolving strategy, the Compensation Committee approved changes to the peer group that:
• Increase the weighting of technology-focused companies
• Increase the international and global brand presence of the peer group
• Decrease the weighting of financial services by removing regional and custody banks
• Include companies with a focus on consulting services
Using these criteria and objectives, the Compensation Committee approved the following changes to the peer group:
Although the new peer group has a larger median revenue and market capitalization, as shown below, the changes only had a minor impact on MasterCard's relative size rank within the peer group:

        2015 Proxy Statement • 46

Executive Compensation • Compensation Discussion and Analysis

The revised peer group was first used in September 2014 when setting Mr. Banga's base pay (see page 48 for additional information) and was used to develop the market data and benchmarking materials that were provided to the Compensation Committee to assist with the 2014 year-end compensation decision making process.
While the Compensation Committee relies on the peer group analysis to provide market data and relevant trend information, it does not consider the peer group analysis as a substitute for its collective business judgment.
Total Direct Compensation for NEOs

The primary elements of our executive compensation program consist of base salary, annual incentive and long-term incentive compensation, which we refer to collectively as total direct compensation. The Compensation Committee makes decisions on executive compensation from a total direct compensation perspective. The elements of compensation were selected by the committee because each element is considered by the committee to be important in meeting one or more of the objectives of our compensation philosophy.

Primary Elements of Our Executive Compensation Program
The following table provides information regarding the elements of total direct compensation for our NEOs in 2014:
There is no pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. However, these primary elements have been weighted to ensure that a substantial amount of pay for the NEOs is variable and contingent upon meeting or exceeding pre-determined performance goals.
The target cash compensation and equity awards granted to the NEOs during 2014 were based on a consistent application of our compensation policies. The variance between the target compensation of our CEO and the other NEOs arose due to the different roles, levels of responsibility and the higher level of compensation that is paid to chief executive officers generally among the peer group companies. The actual compensation paid to executives may vary based on individual and Company performance.

        2015 Proxy Statement • 47

Executive Compensation • Compensation Discussion and Analysis

2014 Target Total Direct Compensation
The charts shown below illustrate the balance of the elements of total direct compensation (using the 2014 year-end target values) for Mr. Banga and the average of the other NEOs:
As the charts above demonstrate, a substantial majority of our NEOs' target total direct compensation is performance-based and at risk. Target total direct compensation for our CEO is weighted more toward long-term incentives than the other NEOs, as the Compensation Committee wants to encourage the CEO to primarily focus on long-term growth for the Company. See the "Grants of Plan-Based Awards in 2014" table for additional information for each of our NEOs with respect to their 2014 target annual and long-term incentive awards.
Base Salary
Base salary is the fixed portion of total direct compensation for our executive officers, including the NEOs. The base salary for each NEO is determined by the Compensation Committee based on various factors, including the peer group data for each position and the assessment of the executive officer's contributions to MasterCard's performance.
The base salary for each executive officer is reviewed as part of the annual compensation decision making process. Increases occur, at the Compensation Committee's discretion, when the executive officer's base salary is not reflective of the desired market position or when a change in responsibility warrants an adjustment.
In September 2014, following the fifth anniversary of Mr. Banga's date of hire, the Compensation Committee conducted a review of his compensation package. This review included an assessment of Mr. Banga's pay compared to the new peer group, the performance achieved over the last five years and expectations for the future. Based on this review, the Compensation Committee recommended, and the full Board approved, an increase in Mr. Banga’s base pay to $1,200,000, effective September 16, 2014.
None of the other NEOs received an increase to their base salary in 2014. However, the base salaries for the other NEOs were reviewed as part of the 2014 year-end compensation decision making process (see page 54 for additional details).
Annual Incentive
The Compensation Committee uses the SEAICP to provide a cash incentive award to the executive officers, including the NEOs, for the attainment of annual Company, business unit and individual goals that are established at the start of the year.
The primary personal objectives for each NEO in 2014 were as follows:

        2015 Proxy Statement • 48

Executive Compensation • Compensation Discussion and Analysis

Name	Summary of each NEOs Primary 2014 Objectives
Ajay Banga
Progressing the Company's overall strategy to accelerate diverse revenue growth, drive operational execution, focus on security, technology & innovation, enhance the perception of the Company in the marketplace and build/strengthen relationships with key constituents

Martina Hund-Mejean	Strategic development, risk mitigation, progressing the tax strategy and focus on investors
Gary J. Flood	Global advancement of core and emerging products and growth of MasterCard Advisors
Chris A. McWilton	Revenue growth in the North America region and improving customer satisfaction
Ann Cairns	Revenue growth globally (excluding the North America region) and improving customer satisfaction

The Company's performance goals for 2014 were established by the Compensation Committee in February 2014. The metrics selected for the SEAICP funding formula were net income, as a measure of management's success in executing the Company's strategies and initiatives, and net revenue, because the NEOs' performance can directly impact this measure in short time horizons. The goals at minimum, target and maximum for 2014 under the SEAICP were as follows:

Measurement	Weighting	Minimum	Target	Maximum	Result*
Net Income ($millions)	66.7%	$2,669	$3,114	$3,559	$3,667
Net Revenue ($millions)	33.3%	$6,890	$8,039	$9,187	$9,345

*
Results shown differ from net income and net revenue under GAAP because they exclude (1) the impact of foreign exchange rates with respect to the Euro and the Brazilian Real and (2) acquisitions during 2014.

Based on the Company's financial performance as set forth in the chart above, the pre-established maximum targets were exceeded. Accordingly, the SEAICP could have been funded at 200% of target (the maximum level for the overall bonus pool).
In addition to assessing performance against the net income and net revenue targets, the Compensation Committee considers the corporate scorecard and uses its business judgment in determining, within the amounts payable based on the funding formula, the amount of the incentive compensation under the SEAICP to be paid to each NEO. The Compensation Committee does not attempt to quantify, rank or assign relative weight to the various objectives included on the corporate scorecard and no single objective on the corporate scorecard was material to the committee's decisions.
In late 2014, Mr. Banga presented to the Compensation Committee the Company's forecasted results as measured against the quantitative and qualitative corporate scorecard objectives. The committee considered the Company's strong performance against the financial targets, as well as the information provided by Mr. Banga concerning the Company's performance against the other quantitative and qualitative objectives and the key drivers of these results. After reviewing all of the information that was available to them, the Compensation Committee exercised its discretion and established the corporate score to be used for purposes of paying annual incentives under the SEAICP at 130% of target.
In determining the annual incentive amounts for each executive officer, including the NEOs, the Compensation Committee discussed and considered their shared responsibility for the corporate score as well as each individual's contribution to the operational and financial performance achieved in 2014, the performance against their personal objectives and how each individual displayed proficiency in the Company's leadership principles and core competencies. Using their collective assessment of these items, the committee allocated the SEAICP funded pool among the executive officers, including the NEOs, by assigning an individual performance factor to each executive committee member.
As set forth in the far right column in the table below, this approach resulted in SEAICP payouts that were within a relatively comparable range for the NEOs. Mr. Banga received a payout under the SEAICP of 169% of target in recognition of the strong results he achieved against his 2014 objectives, including his direct involvement in key deals, personal involvement in enhancing the Company's relationships with governments and merchants, leading the Company's financial inclusion initiatives and driving the Company's focus on innovation.

        2015 Proxy Statement • 49

Executive Compensation • Compensation Discussion and Analysis

The table below sets forth the 2014 threshold, target, maximum and actual payout under the SEAICP for each of the NEOs:

Name	Threshold	Target	Maximum	Actual	% of Target
Ajay Banga*	$1,058,630	$2,117,260	$5,293,150	$3,578,000	169%
Martina Hund-Mejean	$375,000	$750,000	$1,875,000	$1,238,250	165%
Gary J. Flood	$375,000	$750,000	$1,875,000	$1,190,625	159%
Chris A. McWilton	$375,000	$750,000	$1,875,000	$1,193,438	159%
Ann Cairns**	$375,000	$750,000	$1,875,000	$1,193,438	159%

*
Mr. Banga's amounts includes a pro-rata adjustment to represent the portion of the year in which his base pay was $1,000,000 (January 1st - September 15th) and $1,200,000 (September 16th - December 31st).

**
Cash amounts received by Ms. Cairns pursuant to her agreement are paid in British pounds. Amounts shown are at an exchange rate of 1.6 U.S. dollars per British pound, which is used by the Compensation Committee for consistency and internal benchmarking purposes. Ms. Cairns' actual annual incentive payment is calculated using the referenced percentage of target payout and applying it to her target amount in British pounds.

Long-Term Incentive
The Compensation Committee uses equity grants as the primary means of providing long-term incentives to our employees, including the NEOs. Stock options, performance stock units ("PSUs") and restricted stock units ("RSUs") were granted to employees and certain executives of the Company in March 2014 during the annual grant cycle. Information regarding the long-term awards to the NEOs is set forth in the "Grants of Plan-Based Awards in 2014" table.
In making its determination on what type of awards to grant, the Compensation Committee considers the following:

•	peer group information (see page 45 for additional information);

•	trends in long-term incentive grants;

•	the deductibility of stock options and PSUs under Section 162(m) of the Internal Revenue Code for performance-based compensation;

•	the accounting treatment of such awards; and

•
the effect of having the CEO and other NEOs receive a significant portion of their total direct compensation in equity awards, with multi-year vesting, to motivate and provide an incentive for these officers and to align their interests with those of our stockholders.

The Compensation Committee determined that the 2014 annual long-term incentive awards to each NEO should be in the form of 50% stock options and 50% PSUs. The committee believes that the equal split of stock options and PSUs provides a balanced focus on stock price appreciation and the successful achievement of specified financial results.
The key aspects of the PSU design, which has been in effect since 2013, are:

•	utilizes an average return on equity metric for funding purposes;

•	provides a balanced top and bottom line long-term focus through the use of cumulative 3-year net revenue and 3-year EPS metrics;

•
enhances the link with stockholder returns by adjusting, up or down, the payout from the net revenue and EPS metrics by the Company's relative total stockholder return, or TSR (stock price performance plus dividends) versus the S&P 500; and

•	provides a payout range from 0%-200% of the granted units.

        2015 Proxy Statement • 50

Executive Compensation • Compensation Discussion and Analysis

Return on Equity
Initial PSU Grant
Payout Range
0% - 150%
Net Revenue
50% of Units
+
EPS
50% of Units
Payout Range
0% - 150%
X
Relative TSR
vs. S&P 500
Modifier Range
50% - 150%
=
Final PSU Payout
0% - 200% of Granted Units

On March 1, 2014, the Compensation Committee granted the following aggregate dollar amounts of stock options and PSUs under the Company's Amended and Restated 2006 Long Term Incentive Plan, or LTIP, to the NEOs:

Name	Stock Options	Performance Stock Units	Total
Ajay Banga	$4,250,000	$4,250,000	$8,500,000
Martina Hund-Mejean	$1,400,000	$1,400,000	$2,800,000
Gary J. Flood	$1,300,000	$1,300,000	$2,600,000
Chris A. McWilton	$1,200,000	$1,200,000	$2,400,000
Ann Cairns	$1,200,000	$1,200,000	$2,400,000
The stock option awards have an exercise price of $77.72 per share, which was the closing price of Class A common stock on the NYSE on February 28, 2014, and vests in four equal annual installments beginning on March 1, 2015. The closing price on February 28, 2014 was used because the grant date, March 1, 2014, was a Saturday and the NYSE was not open for trading on that date. In accordance with the Company's granting guidelines and the long-term incentive plan, if the NYSE is not open on the grant date, the closing price from the last trading day prior to the grant date is used.
Whether, and the extent to which, the PSUs awarded in 2014 vest will be based on the Company's performance against the predetermined return on equity goal. The actual results during the performance period of January 1, 2014 through December 31, 2016, will be measured against the threshold, target and maximum performance goals. In the event the PSUs do vest on February 28, 2017, the ultimate number of shares to be issued on the vesting date will be based on the performance against 3-year net revenue, 3-year EPS and 3-year relative TSR goals, with a reduction, if any, determined at the discretion of the Compensation Committee.
The return on equity, net revenue and EPS goals are based upon a range of assumptions used in the Company's budgeting process. The Compensation Committee does not perform any specific analysis on the probability of achieving these or the relative TSR performance goals; however, it relies upon its experience and collective business judgment in establishing the goals.
The Compensation Committee established the 2014–2016 goals at the same time it authorized the PSU awards for the performance period. The committee believes that the target performance goals for the PSU awards are reasonably attainable, yet provide appropriate incentives for management to continue to grow and diversify the Company in geographic markets with diverse product offerings. The Compensation Committee believes that achievement of maximum performance against the goals would require exceptional corporate performance over the 3-year performance period.
The actual number of shares of common stock to be issued and actual payout value of unearned shares will be determined based on the Company's performance over the 3-year performance period ending December 31, 2016.

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Executive Compensation • Compensation Discussion and Analysis

Settlement of Previously Granted PSU Awards
In 2015, following the completion of the 3-year performance period of 2012-2014, the Company settled the PSU awards that were granted in 2012 under the prior PSU design. Performance goals for the 2012 PSU awards were established by the Compensation Committee in February 2012. At the time the performance goals were established, the metric that was selected for the funding formula was the average return on equity over the 3-year performance period. The minimum, target and maximum goals for this metric were set as follows:

Measurement	Weighting	Minimum	Target	Maximum	Result
2012 PSU Award 3-year Average ROE	100%	10%	15%	20%	46%
Based on the Company's performance as set forth in the chart above, the PSU award could have been funded and allocated at the maximum level of 200% of target because the pre-established maximum average return on equity target for the performance period was exceeded. However, the Compensation Committee exercised their discretion in February 2015 and approved a payout of the 2012 PSU awards at 126.7% of target, based on their assessment of performance against various quantitative and qualitative targets included in the 2012, 2013 and 2014 corporate scorecards.
Other Elements of Compensation

In addition to the primary elements of total direct compensation described above, the NEOs may also be eligible for the following programs and benefits. The compensation related to these programs and benefits are provided in columns (h) and (i) of the Summary Compensation Table. In aggregate, they represent less than 3% of the total 2014 compensation for each NEO, except for Mr. McWilton due to the actuarial increase in the present value of his benefits under the SERP, as shown on the Summary Compensation Table.
Perquisites
For 2014, consistent with prior years, the Compensation Committee provided each NEO with a perquisite allowance. This gave each NEO the flexibility to spend the allowance as they deemed appropriate and it was excluded from ordinary compensation for the purposes of determining benefits and bonuses. Effective January 1, 2015, the perquisite allowance has been removed from the executive compensation package.
Additionally, the Compensation Committee determined that for productivity and security reasons, Mr. Banga is provided the use of a Company-leased automobile with a driver for commuting purposes. This enables him to make more efficient use of his time, while providing him with a higher level of safety and personal security. Mr. Banga is also permitted limited use of the Company-leased aircraft for personal travel. Mr. Banga reimburses the Company, as calculated using the Standard Industry Fare Level rates published by the Internal Revenue Service, for any personal aircraft usage.
For more information on perquisites provided to our NEOs, please refer to the "All Other Compensation in 2014" table.
Deferred Compensation
In 2014, all U.S. employees, including the NEOs, whose 2013 target cash compensation (that is, base pay plus target annual incentive) was in excess of $210,000, were eligible to defer a portion of future compensation into a non-qualified deferred compensation arrangement, referred to as the MasterCard Incorporated Deferral Plan. None of the NEOs elected to defer their 2014 compensation into the plan.

        2015 Proxy Statement • 52

Executive Compensation • Compensation Discussion and Analysis

Benefit Programs
The Compensation Committee is responsible for reviewing specific benefit arrangements for the NEOs and other key employees to determine competitiveness in the market, as well as to ensure that these programs are consistent with management's objectives to attract, retain and motivate high-performing employees. The Company maintains several other benefit plans and programs in which the NEOs may be eligible to participate. These plans and programs include:

•	MasterCard Savings Plan (the "Savings Plan");

•	Restoration Program;

•	MasterCard Accumulation Plan (the "MAP");

•	Supplemental Executive Retirement Plan (the "SERP");

•	MasterCard UK Pension Plan; and

•	MasterCard's Health and Welfare programs.
The Savings Plan is a 401(k) retirement plan for U.S. employees, including NEOs. For 2014, the components of the plan included employee contributions on a before-tax, Roth and/or after-tax basis, an employer matching contribution of 125% of the employee contributions (up to 6% of eligible compensation) and a non-elective, discretionary Company contribution of up to 1.25% of eligible compensation. Eligible compensation in the Savings Plan is limited to base salary, up to the limit on compensation under Section 401(a)(17) of the Internal Revenue Code, which was $260,000 in 2014.
The Restoration Program is an arrangement for certain highly-compensated employees, including the NEOs, that provides annual taxable payments intended to restore benefits that could not be earned under the Savings Plan due to limits imposed by the Internal Revenue Code, including the limit on compensation under Section 401(a)(17). Under the Restoration Program, each eligible employee's account receives an annual contribution to restore the difference between (1) the employer matching and discretionary contributions the employee could have earned under the Savings Plan in the absence of the Internal Revenue Code limits and (2) the employer matching and discretionary contributions actually earned under the Savings Plan.
The MAP is a tax-qualified defined benefit pension plan that provides benefits using a cash balance formula. Prior to July 1, 2007, in general, all U.S. employees of the Company, including Messrs. McWilton and Flood, were eligible to participate in the MAP. Effective July 1, 2007, the plan was closed to new participants, but existing participants continued to receive pay and interest credits. Effective January 1, 2013, pay credits ceased for all participants, although they continue to earn interest credits on their accrued balances. For more information on the MAP, see the section entitled "Pension Benefits in 2014" that follows this Compensation Discussion and Analysis.
The Company also maintains the SERP, a non-qualified defined benefit pension plan. The SERP, which was implemented prior to MasterCard's IPO in May 2006 and prior to MasterCard’s decision to grant equity to its executives, was discontinued in February 2008. Mr. McWilton is the only remaining active SERP participant. For more information on the SERP, see the section entitled "Pension Benefits in 2014" that follows this Compensation Discussion and Analysis.
The MasterCard UK Pension Plan is a defined contribution retirement scheme for U.K. employees, including Ms. Cairns. For 2014, the plan included employee and employer contributions. Employee contributions are not required; however, employees can voluntarily contribute up to 5% of their base salary for which the Company will make an additional contribution in accordance with a set contribution table. Eligible employees, including Ms. Cairns, receive a Company contribution equal to 10% - 15% of their base salary based on a salary banding structure.
Health and Welfare programs are available to all US employees working a minimum of 76 hours per month, including the NEOs. These programs include medical, dental, vision, flexible spending accounts, health savings accounts, life insurance, accidental death and dismemberment insurance, disability insurance and business travel accident insurance. In addition, medical, dental and life insurance coverage is also available for retirees. Retirees who were hired on or before June 30, 2007 are eligible for an employer subsidy that reduces the retiree's cost for participating in the medical and dental programs. The amount of the subsidy is based on the employee's age and service upon retirement. Retirees who were hired after June 30, 2007 are eligible for the same programs, but without any employer subsidy.
Health and Welfare programs are available to all UK employees, including Ms. Cairns. These programs include medical, life insurance, accidental death and dismemberment insurance disability insurance and business travel accident insurance.  In addition, all eligible employees receive a Flex Allowance equal to 5% of their annual base pay which can be used to purchase additional vacation days and coverage for dental, family medical and life insurance.

        2015 Proxy Statement • 53

Executive Compensation • Compensation Discussion and Analysis

2015 Compensation Decisions

2015 Total Direct Compensation
In February 2015, using the methodology discussed in the section titled "Total Direct Compensation for NEOs" and the process described in the section titled "Summary of the Annual Compensation Decision Making Process", the Compensation Committee approved the 2015 target compensation for each NEO, performance targets for the year ending December 31, 2015 that will be used to determine funding for cash bonus awards that may be paid to NEOs under the SEAICP and the performance metrics for the 2015 PSU awards.
The Compensation Committee approved an increase to the base pay for Messrs. Flood and McWilton and Mses. Hund-Mejean and Cairns*. The new base pay for each individual was set at $650,000, effective March 1, 2015.
* Cash amounts received by Ms. Cairns pursuant to her agreement are paid in British pounds. Amounts shown are at an exchange rate of 1.6 U.S. dollars per British pound, which is used by the committee for consistency and internal benchmarking purposes.
The 2015 annual incentive award opportunities (as a percentage of base salary) under the SEAICP for each of our NEOs remained at the same level as 2014. The threshold, target and maximum amounts for each NEO are as follows:

Name	Threshold	Target	Maximum
Ajay Banga	100%	200%	500%
Martina Hund-Mejean	62.5%	125%	312.5%
Gary J. Flood	62.5%	125%	312.5%
Chris A. McWilton	62.5%	125%	312.5%
Ann Cairns	62.5%	125%	312.5%
The performance targets for the year ending December 31, 2015 that will be used to determine funding under the SEAICP will be based on the Company's actual achievement against pre-established net income and net revenue targets. Within that funding, the actual payout for each of the SEAICP participants will then be based upon the Company's achievement of the pre-established quantitative and qualitative corporate performance goals, which are included in the corporate scorecard, and their individual performance. The goals of the corporate scorecard are discussed above under "Total Direct Compensation for NEOs - Annual Incentive". The Compensation Committee believes that it established meaningful incentives for management with quantitative and qualitative performance goals set forth in the corporate scorecard, where target performance (which the committee believed to be reasonably attainable) was established based upon internal budgets, the outlook for the economy, past Company performance, corporate objectives in geographic markets and product offerings.
Additionally, on March 1, 2015, the Compensation Committee granted the following aggregate dollar amounts of stock options and PSUs under our LTIP to each NEO:

Name	Stock Options	Performance Stock Units	Total
Ajay Banga	$5,250,000	$5,250,000	$10,500,000
Martina Hund-Mejean	$1,625,000	$1,625,000	$3,250,000
Gary J. Flood	$1,300,000	$1,300,000	$2,600,000
Chris A. McWilton	$1,300,000	$1,300,000	$2,600,000
Ann Cairns	$1,300,000	$1,300,000	$2,600,000
The stock option awards have an exercise price of $90.13 per share, which was the closing price of Class A common stock on the NYSE on February 27, 2015 and will vest in four equal annual installments beginning on March 1, 2016.

        2015 Proxy Statement • 54

Executive Compensation • Compensation Discussion and Analysis

The PSU design for the 2015 award is consistent with the 2014 design (see page 50 for additional information). The number of PSUs awarded was converted from the dollar amount shown above using the grant date fair value which was based on a per share price of $90.13 and standard equity valuation procedures, in accordance with GAAP. The PSU awards are not eligible for dividends or dividend equivalents prior to vesting. Vesting of the shares underlying the PSUs will occur, if at all, on February 28, 2018. The ultimate number of shares to be released on the vesting date will be based on meeting or exceeding average annual return on equity goals and achievement of net revenue, earnings per share and relative TSR targets determined by the Compensation Committee for the 3-year performance period.
The closing price on February 27, 2015 was used because the grant date, March 1, 2015, was a Sunday and the NYSE was not open for trading on that date. In accordance with the Company's granting guidelines and the long-term incentive plan, if the NYSE is not open on the grant date, the closing price from the last trading day prior to the grant date is used.
Severance Agreements

The Company has entered into employment agreements with Mr. Banga, Ms. Hund-Mejean and Mr. McWilton, each of which provides severance under specified circumstances, and has entered into an employment agreement with Ms. Cairns, which provides for notice prior to termination. The Company has not amended any of these agreements other than to make administrative changes (including updates to comply with Section 409A of the Internal Revenue Code). Mr. Flood and Ms. Cairns are each covered by the existing severance and change-in-control plans for key executives.
When making compensation decisions for the NEOs, the Compensation Committee generally does not consider the potential payments that may be made in the future to the NEOs in the event of termination of employment or a change in control. The employment agreements provide a general framework for compensation, and generally set minimum levels of compensation, job responsibilities and severance arrangements governing the obligations of the parties following a termination of employment or a change in control of the Company. The potential severance payments to NEOs with employment agreements were approved as part of the overall employment agreement with the NEO (other than Ms. Cairns' employment agreement, which does not provide for severance) after consideration by the Company of the need to attract key employees, preserve employee morale and encourage retention in the face of a potential disruptive impact of a termination of employment or a change in control of the Company. In addition, the Company believes that the severance payments provide an appropriate incentive for the executive to comply with the non-competition, non-solicitation and non-disclosure restrictions following a termination of employment. Moreover, the benefits provided to the NEOs in the event of a change in control of the Company are designed to allow the executives to assess takeover bids objectively and with their sole focus being the best interests of stockholders.
For a further discussion of these severance arrangements, refer to the section entitled "Potential Payments Upon Termination or Change-in-Control" that follows this Compensation Discussion and Analysis.
Additional Compensation Plan Features and Policies

Stock Ownership Guidelines
The Compensation Committee adopted stock ownership guidelines in December 2006 for the purpose of aligning the interests of the NEOs and other senior executives with the interests of stockholders. The ownership guidelines cover approximately 100 key managers and executives, including the NEOs. The guidelines call for ownership of one to six times the individual's base salary in Company stock. Shares of Class A common stock held directly or indirectly by the NEO are included in the calculation of an individual's holdings; however, RSUs, PSUs and unexercised stock options are excluded. Individuals who are newly hired or promoted are given five years to attain the guideline's ownership levels. Compliance with the ownership guidelines is reviewed by the Compensation Committee annually. If the committee determines that an executive is not in compliance with the guidelines, they may direct a larger percentage of the executive’s future compensation into equity-based compensation.
Under the guidelines, Mr. Banga is expected to hold at least six times his base salary in Company stock, and the other NEOs are expected to hold at least four times their base salary in Company stock. All of the NEOs have holdings that exceed the guidelines' ownership level.
Hedging/Pledging Prohibitions and Insider Trading Policy
The Company's Code of Conduct includes various prohibitions against inappropriate trading activities in relation to MasterCard securities. Employees are not permitted to hedge their economic exposure to the Company's stock that they own, meaning that employees may not engage in trading in or writing options; buying puts, calls or other derivative

        2015 Proxy Statement • 55

Executive Compensation • Compensation Discussion and Analysis

securities; short selling or similar types of transactions in the Company's securities. In addition, employees are not permitted to buy MasterCard securities on margin (unless arrangements are made to cover any margin calls in cash). As a practical matter, the Company's Code of Conduct and anti-hedging policies prohibit employees from entering into most pledging arrangements.
Under the Company's insider trading policy, NEOs, other employees with access to material non-public information about the Company and directors are prohibited from engaging in transactions in the Company's securities during blackout periods (other than in accordance with a pre-approved Rule 10b5-1 trading plan).
Stock Option Grant Practices
The Compensation Committee has adopted a policy with respect to equity awards that contains procedures to prevent stock option backdating or other timing issues. Under the policy, the Compensation Committee has exclusive authority to grant equity awards to our NEOs. The policy provides that the committee will approve annual equity grants to employees at a meeting prior to March 1 each year, with the dollar amounts for such awards to be set at such meeting and grants to be made effective as of, and with an exercise price reflecting the closing price of our Common Stock on the NYSE on, March 1 each year. If March 1 falls on a weekend, the exercise price for any stock options granted will be the closing price of the stock on the last trading day prior to March 1. Grants of equity awards to new employees or to reflect promotions or other special events may be made at other times in the year. These off-cycle grants are issued using an exercise price that reflects the closing price of our Class A common stock on the effective date of the grant.
Clawbacks
Our NEOs' participation in the LTIP, our long-term incentive plan, is conditioned upon signing a non-solicitation, non-competition and non-disclosure agreement with the Company. The non-competition covenant is effective for 12 months and the non-solicitation covenant is effective for 24 months (18 months, in Ms. Cairns' case) after termination from the Company. The agreement also contains a provision for the recovery by the Company, in the event of a violation of the non-solicitation, non-competition or non-disclosure covenants, of gains realized from stock options exercised during the two-year period prior to the date of the violation and the value of any stock awards other than stock options that vested in the two-year period prior to the violation, or to the extent no such stock award vested during that period, the gross amount of annual incentive payouts under the SEAICP.
In addition, the SEAICP and our grant agreements for PSUs include a clawback policy under which these awards are repayable to the Company in the event of a material financial restatement.
Risk Assessment
The Compensation Committee has reviewed and assessed the Company's compensation policies and practices for all employees, including our NEOs. Throughout the year, when establishing compensation program elements, making awards and determining final payouts for incentive compensation, the committee considers the relationship of the Company's risk oversight practices to employee compensation. The committee believes that the Company's compensation program and policies do not create or encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company. Several features in the Company's compensation program and policies mitigate or reduce the likelihood of excessive risk-taking by employees, including the following:

        2015 Proxy Statement • 56

Executive Compensation • Compensation Discussion and Analysis

The core principles and compensation program elements discussed above are designed to align compensation goals with stockholder interests	The funded pool of our SEAICP is capped at 200% of the aggregate of all target bonuses, and individual awards in the plan may not exceed 250% of any individual's target bonus
Pay typically consists of a mix of fixed and variable compensation, with the variable compensation designed to reward both short- and long-term corporate performance	The SEAICP and agreements for grants of PSUs contain a clawback provision for material restatements of financial results
The number of shares of our Class A common stock that can be issued upon satisfaction of the performance goals in our PSUs is capped at 200% of target	A significant portion of our executive officers’ total direct compensation is in the form of equity-based incentive awards that vest over multiple years
Approximately 100 key managers and executives, including the NEOs, are covered by the Company's stock ownership guidelines, which calls for ownership of one to six times the individual's base salary

Grants of long-term incentive awards are conditioned on execution by participants of a non-solicitation, non-competition and non-disclosure agreement, and the grant agreements contain a clawback policy for violations of the non-solicitation, non-competition or non-disclosure covenants

The Compensation Committee has the ability to use, and has used, its discretion to reduce payouts under the SEAICP
Tax Implications—Deductibility of Executive Compensation
As part of its role, the Compensation Committee reviews and considers the limitations on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which requires that public companies meet specific criteria in order to deduct, for federal income tax purposes, compensation over $1,000,000 paid to their CEO and to each of their three highest compensated executive officers excluding their CEO and CFO. SEAICP payments, stock options and PSUs are intended to qualify as performance-based compensation and be fully deductible for federal income tax purposes. The committee continues to maintain the option of granting RSUs, which are subject to the deduction limitations under Section 162(m), on a limited basis. The committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent needed for the Company's success. Consequently, in 2014, the Compensation Committee authorized compensation in excess of $1,000,000 to Mr. Banga that is not performance-based under Section 162(m). The committee recognized that the loss of a tax deduction in this case was unavoidable.

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Executive Compensation

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and in this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

José Octavio Reyes Lagunes, Chairman
Silvio Barzi
Steven Freiberg
Julius Genachowski
Marc Olivié
Rima Qureshi

(April 2015)

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
None of the members of the Compensation Committee has ever served as an officer or employee of the Company or had any disclosable related person transaction in which the Company was a participant during the last fiscal year. In addition, no executive officer of the Company serves on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

        2015 Proxy Statement • 58

Executive Compensation

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation paid or earned for 2014, 2013 and 2012 by each of the NEOs, who consist of individuals who served as our principal executive officer, our principal financial officer and the three other most highly compensated executive officers during the year ended December 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)[1]	(f)[2]	(g)[3]	(h)		(i)		(j)
Ajay Banga President and Chief Executive Officer	2014	1,058,333	—	4,250,048	4,250,017	3,578,000	—		269,643	(4)	13,406,041
	2013	1,000,000	—	4,250,466	4,249,952	2,535,000	—		327,172		12,362,590
	2012	983,333	—	3,750,236	3,749,847	2,450,000	—		348,041		11,281,457
Martina Hund-Mejean Chief Financial Officer	2014	600,000	—	1,400,076	1,400,020	1,238,250	—		78,806	(4)	4,717,152
	2013	600,000	—	1,250,236	1,250,073	862,500	—		78,806		4,041,615
	2012	591,667	—	900,141	900,201	724,500	—		74,986		3,191,495
Gary J. Flood President, Global Products and Solutions	2014	600,000	—	1,300,042	1,299,990	1,190,625	23,664	(5)	78,943	(4)	4,493,264
	2013	600,000	—	1,150,060	1,149,929	1,039,968	17,009		78,943		4,035,909
	2012	591,667	—	900,141	900,201	809,370	31,271		121,169		3,353,819
Chris A. McWilton President, North America	2014	600,000	—	1,200,009	1,200,017	1,193,438	787,158	(5)	83,140	(4)	5,063,762
	2013	600,000	—	1,100,252	1,100,104	948,750	29,708		78,806		3,857,620
	2012	591,667	—	850,109	849,728	853,475	711,361		125,835		3,982,175
Ann Cairns(6) President, International Markets	2014	619,778	—	1,200,009	1,200,017	1,232,779	—		95,159	(4)	4,347,742
	2013	585,935	—	1,075,068	1,074,944	1,015,589	—		90,036		3,841,572
	2012	584,106	—	750,047	749,969	893,067	—		127,678		3,104,867

1.
Represents the aggregate grant date fair value of stock-based awards made to each NEO. Aggregate grant date fair value reported for stock-based awards made with performance conditions is based on target performance, which was the probable outcome of the performance conditions as of the grant date. Assuming the maximum performance level were to be achieved with respect to awards with performance conditions, the aggregate grant date fair value of the stock-based awards made with performance conditions granted to each of the named executive officers as of the grant date for 2014 awards would be as follows: Mr. Banga-$8,500,096; Ms. Hund-Mejean-$2,800,152; Mr. Flood-$2,600,084; Mr. McWilton-$2,400,018; Ms. Cairns-$2,400,018. Further details with respect to these awards are included in Note 15 (Share-Based Payment and Other Benefits) to the Company's audited financial statements for the year ended December 31, 2014 included in the Form 10-K.

2.
Represents the aggregate grant date fair value of stock option awards computed in accordance with GAAP made to each NEO. Assumptions used in the calculation are included in Note 15 (Share-Based Payment and Other Benefits) to the Company's audited financial statements for the year ended December 31, 2014 included in the Form 10-K.

3.	Amount represents performance-based incentive compensation paid in March of the next fiscal year but earned by the NEOs in the year indicated pursuant to the SEAICP.

4.	See the "All Other Compensation in 2014" table following the Summary Compensation Table for information with respect to this amount.

5.
Amounts reflect the actuarial increase in the present value of benefits under the MAP for Mr. Flood and under the SERP and MAP for Mr. McWilton. In each case, the amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. Amounts reflect: (a) increases to MAP balances in 2014 (Mr. Flood – $23,664; Mr. McWilton – $5,158) and (b) changes to SERP in 2014 (Mr. McWilton – $782,000).

6.
Cash amounts received by Ms. Cairns pursuant to her agreement are paid in British pounds. In calculating the U.S. dollar equivalent for amounts that are not denominated in U.S. dollars, the Company converts each payment to Ms. Cairns into U.S. dollars based on an average exchange rate as of the first business day for each month during the applicable year. The average exchange rate for 2014 was 1.652742 U.S. dollars per British pound.

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Executive Compensation

ALL OTHER COMPENSATION IN 2014
The following table sets forth certain information with respect to the "All Other Compensation" column of the Summary Compensation Table for 2014 for the NEOs.

Name	Perquisites & Other Personal Benefits ($)	Registrant Contributions to Defined Contribution Plans ($)	Insurance Premiums ($)
(a)	(b)[1]	(d)[2]	(e)[3]
Ajay Banga	174,707	92,542	2,394
Martina Hund-Mejean	25,000	52,438	1,368
Gary J. Flood	25,000	52,438	1,505
Chris A. McWilton	29,334	52,438	1,368
Ann Cairns	—	92,967	2,192

1.
Amounts represent (a) payment in lieu of perquisites (Mr. Banga—$45,000; Ms. Hund-Mejean and Messrs. Flood and McWilton—$25,000 each), (b) aggregate incremental cost to the Company for personal use of a leased corporate aircraft (Mr. Banga—$66,725; Mr. McWilton —$4,334) which is based on the variable costs to the Company for operating the aircraft and includes fuel costs, hourly flight charges, associated taxes and flat fees (generally, costs associated with the personal use of a leased corporate aircraft are not deductible for income tax purposes; Mr. Banga and Mr. McWilton reimbursed the Company for personal travel on the corporate aircraft at the Standard Industry Fare Level, or SIFL, rate); and (c) aggregate incremental cost to the Company of $62,982 with respect to personal use of a Company-leased car by Mr. Banga, which is based on the allocation between personal and business use (based on mileage), for the cost of lease payments, driver compensation, insurance premiums and fuel expense in 2014.

2.
For Ms. Hund-Mejean and Messrs. Banga, Flood and McWilton amounts represent (a) matching contributions of up to 7.5% of eligible compensation and an annual discretionary Company contribution of 1.25% of eligible compensation under the Savings Plan ($22,688 in total to each of these NEOs); and (b) Company contributions to the Restoration Program (Mr. Banga—$69,854; Ms. Hund-Mejean—$29,750; Mr. Flood—$29,750; Mr. McWilton—$29,750). For Ms. Cairns, amount represents a contribution made by the Company under the MasterCard UK Pension Plan, a defined contribution plan, during 2014 and is shown using an exchange rate of 1.652742 U.S. dollars per British pound (calculated as described in footnote 6 of the Summary Compensation Table).

3.	Amounts represent 2014 premiums paid by the Company for executive life insurance coverage.

        2015 Proxy Statement • 60

Executive Compensation

GRANTS OF PLAN-BASED AWARDS IN 2014
The following table sets forth certain information with respect to awards granted during the year ended December 31, 2014 to each of our NEOs.

Name	Grant Date	Date of Action[1,2]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)[4]	(k)	(l)[5]
Ajay Banga	3/1/2014	2/3/2014								297,412	$77.72	$4,250,017
	3/1/2014	2/3/2014				27,213	54,425	108,850				$4,250,048
		2/3/2014	$1,058,630	$2,117,260	$5,293,150
Martina Hund-Mejean	3/1/2014	2/3/2014								97,972	$77.72	$1,400,020
	3/1/2014	2/3/2014				8,965	17,929	35,858				$1,400,076
		2/3/2014	$375,000	$750,000	$1,875,000
Gary J. Flood	3/1/2014	2/3/2014								90,972	$77.72	$1,299,990
	3/1/2014	2/3/2014				8,324	16,648	33,296				$1,300,042
		2/3/2014	$375,000	$750,000	$1,875,000
Chris A. McWilton	3/1/2014	2/3/2014								83,976	$77.72	$1,200,017
	3/1/2014	2/3/2014				7,684	15,367	30,734				$1,200,009
		2/3/2014	$375,000	$750,000	$1,875,000
Ann Cairns	3/1/2014	2/3/2014								83,976	$77.72	$1,200,017
	3/1/2014	2/3/2014				7,684	15,367	30,734				$1,200,009
		2/3/2014	$375,000	$750,000	$1,875,000

1.
On February 3, 2014, the Compensation Committee approved grants of stock options and PSUs under the LTIP to all NEOs that were made on March 1, 2014. The grants of stock options were made in accordance with the Company’s policy for grants of stock options. For additional details, see "Stock Option Grant Practices" in the Compensation Discussion and Analysis that precedes these tables.

2.
On February 3, 2014, the Compensation Committee established threshold, target and maximum payouts for all NEOs under our SEAICP for 2014. Mr. Banga's amounts reflected in the table include a pro-rata adjustment due to an increase in his base salary on September 16, 2014. Actual payout amounts under the SEAICP for 2014 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For additional details, see "Total Direct Compensation for NEOs-Annual Incentive" in the Compensation Discussion and Analysis that precedes these tables.

3.
Represents an award of PSUs granted on March 1, 2014. The PSUs vest in full, if at all, on February 28, 2017. The actual number of shares of Class A common stock to be issued and actual payout value of shares earned with respect to the PSU awards will be determined based on the Company's performance over the 3-year period ending December 31, 2016.

4.	Represents a grant of stock options having a 10-year term and vesting in 25% increments on each of March 1, 2015, 2016, 2017 and 2018.

5.
Represents, as applicable, the grant date fair value or the fair value as of the service inception date. Further details with respect to these awards are included in Note 15 (Share-Based Payment and Other Benefits) to the Company’s audited financial statements for the year ended December 31, 2014 included in the Form 10-K. PSUs are reflected at target value.

        2015 Proxy Statement • 61

Executive Compensation

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END
The following table sets forth certain information with respect to all outstanding option awards and stock awards held by each of our NEOs at December 31, 2014.

	Option Awards						Stock Awards
Name	Stock Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)[1]	(i)[2]	(j)[1]
Ajay Banga							113,016 [8]	$9,737,459	130,375	$11,233,110
	3/1/2010 [3]	194,610	—	—	$23.274	3/1/2020
	3/1/2011 [4]	208,530	69,510	—	$24.036	3/1/2021
	3/1/2012 [5]	126,300	126,300	—	$42.043	3/1/2022
	3/1/2013 [6]	86,150	258,450	—	$51.830	3/1/2023
	3/1/2014 [7]	—	297,412	—	$77.720	3/1/2024
Martina Hund-Mejean							64,826 [9]	$5,585,408	40,269	$3,469,577
	3/1/2010 [3]	64,880	—	—	$23.274	3/1/2020
	3/1/2011 [4]	52,650	17,550	—	$24.036	3/1/2021
	3/1/2012 [5]	30,320	30,320	—	$42.043	3/1/2022
	3/1/2013 [6]	25,340	76,020	—	$51.830	3/1/2023
	3/1/2014 [7]	—	97,972	—	$77.720	3/1/2024
Gary J. Flood							27,126 [8]	$2,337,176	37,198	$3,204,980
	3/1/2010 [3]	4,440	—	—	$23.274	3/1/2020
	3/1/2011 [4]	37,920	18,960	—	$24.036	3/1/2021
	3/1/2012 [5]	30,320	30,320	—	$42.043	3/1/2022
	3/1/2013 [6]	23,310	69,930	—	$51.830	3/1/2023
	3/1/2014 [7]	—	90,972	—	$77.720	3/1/2024
Chris A. McWilton							25,619 [8]	$2,207,333	35,027	$3,017,926
	3/1/2010 [3]	16,220	—	—	$23.274	3/1/2020
	3/1/2011 [4]	52,650	17,550	—	$24.036	3/1/2021
	3/1/2012 [5]	28,620	28,620	—	$42.043	3/1/2022
	3/1/2013 [6]	22,300	66,900	—	$51.830	3/1/2023
	3/1/2014 [7]	0	83,976		$77.720	3/1/2024
Ann Cairns							22,603 [8]	$1,947,474	34,577	$2,979,154
	3/1/2012 [5]	25,260	25,260	—	$42.043	3/1/2022
	3/1/2013 [6]	21,790	65,370	—	$51.830	3/1/2023
	3/1/2014 [7]	—	83,976		$77.720	3/1/2024

1.	Value is based on the December 31, 2014 per share closing market price of Class A common stock on the NYSE of $86.16.

2.
Represents (a) for each named executive officer a number of PSUs granted on March 1, 2013, which vest, if at all, on February 29, 2016 and (b) a number of PSUs granted on March 1, 2014, which vest, if at all, on February 28, 2017. The number of shares for the PSUs granted on March 1, 2013 and March 1, 2014 corresponds to the target number of shares that would be issued upon vesting. The actual number of shares of Class A common stock to be issued and actual payout value of unearned shares with respect to the PSU awards granted on each of March 1, 2013 and March 1, 2014 will be determined based on the Company’s performance over the 3-year performance periods ending December 31, 2015 and December 31, 2016, respectively.

3.	Represents stock options that vested in 25% increments on each of March 1, 2011, 2012, 2013 and 2014.

4.	Represents stock options that vest in 25% increments on each of March 1, 2012, 2013, 2014 and 2015.

5.	Represents stock options that vest in 25% increments on each of March 1, 2013, 2014, 2015 and 2016.

6.	Represents stock options that vest in 25% increments on each of March 1, 2014, 2015, 2016 and 2017.

7.
Represents stock options that vest in 25% increments on each of March 1, 2015, 2016, 2017 and 2018. See the "Grants of Plan-Based Awards in 2014" table for more information on stock options granted in 2014.

        2015 Proxy Statement • 62

Executive Compensation

8.
Represents a number of PSUs granted on March 1, 2012, which vested on February 28, 2015, and correspond to the number of shares that were issued at a performance level of 126.7% based on the Company’s performance over the 3-year performance period ending December 31, 2014.

9.
Represents (a) RSUs awarded to Ms. Hund-Mejean on September 20, 2011, which vest in 33.3% increments on each of September 19, 2014, 2015 and 2016 and (b) a number of PSUs granted on March 1, 2012, which vested on February 28, 2015, and correspond to the number of shares that were issued at a performance level of 126.7% based on the Company’s performance over the 3-year performance period ending December 31, 2014.

OPTION EXERCISES AND STOCK VESTED IN 2014
The following table sets forth certain information with respect to stock awards that vested for, and stock options which were exercised by, each of our NEOs during the year ended December 31, 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)[3]
(a)	(b)	(c)	(d)	(e)
Ajay Banga	64,870	$3,298,315	260,774	$19,769,955
Martina Hund-Mejean	72,360	$4,309,110	54,396	$4,232,441
Gary J. Flood	28,000	$1,482,309	38,399	$2,987,807
Chris A. McWilton	48,660	$2,647,236	35,556	$2,766,595
Ann Cairns	—	—	17,680	$1,375,592

1.
The value realized on exercise is calculated as the number of shares acquired upon exercise, multiplied by the difference between the per share market value on the date of exercise (the average of the high and low market price per share of Class A common stock on the NYSE on that date), less the option exercise price paid for the shares of Class A common stock.

2.
For Mr. Banga and Ms. Hund-Mejean, represents the number of RSUs and PSUs that vested during 2014. For Ms. Cairns, represents the number of RSUs that vested during 2014. For the other specified named executive officers, represents the number of PSUs that vested during 2014.

3.	Value realized upon vesting is based on the average of the high and low market price per share of Class A common stock on the NYSE on the respective vesting date.

        2015 Proxy Statement • 63

Executive Compensation

PENSION BENEFITS IN 2014
MAP
The Company maintains the MAP, a tax-qualified defined benefit pension plan, to provide retirement income to all U.S. employees (including Messrs. Flood and McWilton) who were participants in the plan on or prior to June 30, 2007. Under the MAP's cash balance formula, a notional account was established for each participant, to which a percentage of the participant’s eligible compensation was credited ("pay credits"). In addition to the pay credits, a participant's account under the MAP receives interest credits based on the yield on 30-Year Treasury securities.
MasterCard eliminated the MAP for all new hires after June 30, 2007. Effective January 1, 2013, pay credits to MAP ceased for all participants, including Messrs. Flood and McWilton, but they continue to earn interest credits.
A participant's vested notional account balance under the MAP generally may be paid at any time (subject to restrictions imposed by the Internal Revenue Code) following termination of employment with the Company for any reason, regardless of the age of the participant. At the participant's election, the account balance can be paid as a lump sum or in an annuity form that is approximately the actuarial equivalent of the notional account balance.
SERP
The SERP in effect during 2014 provided vested participants, following their termination of employment, with a lump sum that is actuarially equivalent to an annuity for the life of the participant equal to a designated percentage of the participant's final 48-month average base pay (80% for Mr. McWilton) reduced by (1) a benefit under a hypothetical prior employer benefit plan, (2) the benefits earned under the MAP as of the termination date, (3) the portion of the benefit under the Restoration Program related to the MAP benefit, including an assumed rate of return, as of the termination date, and (4) estimated Social Security benefits. To the extent that the offsets are greater than the aggregate SERP benefit, a participant would not receive a payout under the SERP. Participants in the SERP generally vest in their benefits upon the attainment of age 60 with four years of SERP service.
In the event of a participant's separation of service due to death, disability, retirement or termination of employment for any reason after attaining age 60 and four years of SERP participation, the SERP pays out a lump sum present value of the net SERP benefit. In the event a participant dies while employed  prior to attaining age 60, the SERP pays out an immediate lump sum equal to the present value of the net SERP benefit at age 60.
The SERP benefit is generally payable six months after a termination of employment. The SERP was amended, effective January 1, 2008, to conform with Section 409A of the Internal Revenue Code and to make certain other changes. Following a review of the SERP by the Compensation Committee during 2007, in February 2008 the Compensation Committee approved a recommendation to discontinue the SERP. Active participants, including Mr. McWilton, retained their rights under the plan including the ability to receive their vested balances in accordance with the terms of the SERP.
The following table shows the present value of accumulated benefits payable, as applicable, to each of our NEOs, including the number of years of service credited to such named executive officer under the MAP and the SERP (as applicable), determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For the SERP, the pension benefit discount rate used was 3.5%. Information regarding the MAP and the SERP can be found in the Compensation Discussion and Analysis under the heading "Other Benefits" and in the summary of MAP and SERP benefits in the section entitled "Potential Payments Upon Termination or Change-in-Control". Further details with respect to these plans are included in Note 11 (Pension, Postretirement and Savings Plans) to the Company's audited financial statements for the year ended December 31, 2014 included in the Form 10-K.

        2015 Proxy Statement • 64

Executive Compensation

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits[1] ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Ajay Banga	N/A	N/A	N/A	N/A
Martina Hund-Mejean	N/A	N/A	N/A	N/A
Gary J. Flood	MAP	28	654,716	—
Chris A. McWilton	MAP	12	142,715	—
	SERP	10	2,871,000	—
Ann Cairns	N/A	N/A	N/A	N/A

1.
Includes amounts which the NEO may not currently be entitled to receive because such amounts are not vested. The SERP amount for the specified NEO vests after four years of service with the Company and upon attainment of the age of 60.

        2015 Proxy Statement • 65

Executive Compensation • Potential Payments Upon Termination or Change-In-Control

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL

Employment Agreements and Arrangements

MasterCard International is party to an employment agreement with each of the NEOs, other than Mr. Flood. The Company historically has not amended any of these agreements other than for administrative purposes. The employment agreements/arrangements for each NEO have been publicly filed with the SEC.
Term
The employment agreements for Mr. Banga, Ms. Hund-Mejean and Mr. McWilton provide for automatic one-year renewals, unless either party gives at least 90 days prior written notice.
Mr. Flood and Ms. Cairns are employed at will by MasterCard International and MasterCard UK, respectively. Ms. Cairns is employed for an indefinite term (but not past her 65th birthday) and is subject to termination either by her with six months notice or by MasterCard UK with the longer of six months or the statutory notice period.
Compensation
Each NEO receives a base salary which is subject to adjustment based on an annual performance review by the Compensation Committee. Additionally, each executive is eligible to participate in annual and/or long term bonus or incentive plan(s) generally available to other Executive Committee members as well as any other applicable MasterCard International or MasterCard UK employee compensation and benefit plans and programs, including the LTIP and SEAICP.
Termination of Employment
Banga, Hund-Mejean and McWilton
The following table sets forth termination events and applicable payments for Mr. Banga*, Ms. Hund-Mejean and Mr. McWilton:

        2015 Proxy Statement • 66

Executive Compensation • Potential Payments Upon Termination or Change-In-Control

Termination Event	Termination Payment
Death	• Target annual incentive bonus for year in which termination occurs if not already paid (plus the target annual incentive bonus earned for the previous year, if not already paid)
Disability

•    For Mr. Banga, annual incentive bonus pro-rated for year of termination based upon MasterCard’s actual performance during the year in which termination occurs (subject to Compensation Committee discretion) (plus the annual incentive bonus earned for the previous year, if not already paid)
•    For Ms. Hund-Mejean and Mr. McWilton, target annual incentive bonus pro-rated for year of termination (plus the target annual incentive bonus earned for the previous year, if not already paid)

For “Cause”, Voluntary Resignation or Non-Renewal by the Executive
Without Cause, with Good Reason or Non-Renewal by MasterCard International
•    Annual incentive bonus pro-rated for year of termination based upon MasterCard's actual performance during the year in which termination occurs (subject to Compensation Committee discretion) (plus the annual incentive bonus earned for the previous year, if not already paid)
•    Severance payable over 24 months (the severance period) equal to base salary continuation for 24 months plus 2 times the average annual bonus earned by the executive in the prior 2 years of employment before termination
•    Payment of the monthly premium for COBRA medical coverage for the applicable COBRA period (or, if shorter, the severance period), or, if eligible, the full cost of the MasterCard Retiree Health Plan during the severance period and thereafter the retiree contribution levels apply
•    For Mr. McWilton, full and immediate vesting under the SERP
•    Reasonable outplacement services for the shorter of the severance period or the period of unemployment

Mandatory Retirement
•    Annual incentive bonus for year in which termination occurs (plus the annual incentive bonus earned for the previous year, if not already paid)based upon MasterCard's actual performance (pro-rated for Ms. Hund-Mejean and Mr. McWilton)
•    Additional vested benefits to which the executive is entitled following termination

*If, after December 31, 2014, Mr. Banga’s term of employment ends because either his employment is terminated by MasterCard International (other than for Cause or disability), he terminates his employment with Good Reason, or MasterCard International elects not to further extend his term of employment, then he would be entitled to only those payments and benefits provided in (1) the first column under "Termination Payment" above and (2) the first bullet in the second column for "Without Cause, with Good Reason or Non-Renewal by MasterCard International".

        2015 Proxy Statement • 67

Executive Compensation • Potential Payments Upon Termination or Change-In-Control

Cairns and Flood
Termination Events and Payments. The following table sets forth termination events and applicable payments for Ms. Cairns and Mr. Flood:

Termination Event	Termination Payment
Death	• Target annual incentive bonus for year in which termination occurs (plus the target annual incentive bonus earned for the previous year, if not already paid)
Disability	• Target annual incentive bonus pro-rated for year of termination (plus the target annual incentive bonus earned for the previous year, if not already paid)
For “Cause” or Voluntary Resignation
Without Cause or With Good Reason
•    Annual incentive bonus pro-rated for year of termination based upon MasterCard's actual performance during the year in which termination occurs (subject to Compensation Committee discretion) (plus the annual incentive bonus earned for the previous year, if not already paid)
•    Base salary continuation for 18 months (the severance period) following termination (extendable by an additional 6 months at MasterCard’s sole discretion)
•    An amount equal to 1.5 times the annual incentive bonus paid to the executive for the year prior to termination, paid ratably over the severance period and in accordance with MasterCard's annual incentive bonus pay practices (or up to an amount equal to 2 times the bonus for the prior year, payable over 24 months at MasterCard’s discretion)
•    Payment of the monthly COBRA medical coverage premium for the applicable period (or, if shorter, the severance period) (not applicable to Ms. Cairns) or, if the executive is eligible, the full cost of the MasterCard Retiree Health Plan during the severance period with retiree contribution levels applying thereafter
•    Reasonable outplacement services for the shorter of the severance period or the period of unemployment

Mandatory Retirement

•    Annual incentive bonus pro-rated for year of termination based upon MasterCard's actual performance during the year in which termination occurs (subject to Compensation Committee discretion) (plus, the annual incentive bonus earned for the previous year, in not already paid)

Additional Termination Events and Payments for Ms. Cairns. MasterCard UK may elect, in lieu of providing notice of termination, to pay Ms. Cairns’ base salary and the value of any other contractual benefits she would have otherwise received during the notice period. Additionally, MasterCard UK may terminate Ms. Cairns’ employment at any time and without notice in the event that she engages in gross misconduct, including theft, damage to company property, fraud, conviction of certain crimes, incapacity to work due to being under the influence of alcohol or illegal drugs, loading unlicensed or illegal software onto company hardware, deliberate breach of company policies on use of computer systems and software, physical assault or gross insubordination, unauthorized use or disclosure of confidential information, repeated material breach of her obligations to MasterCard UK, personal bankruptcy or mental disability as a patient under applicable laws.

        2015 Proxy Statement • 68

Executive Compensation • Potential Payments Upon Termination or Change-In-Control

“Double Trigger” Change in Control Payments. If, within the six months preceding or two years following a Change-In-Control (“CIC”), Mr. Flood or Ms. Cairns terminate their employment with MasterCard International or its successor for Good Reason or are terminated by MasterCard International or its successor without Cause, they will be entitled to the following termination payments:

“Double-Trigger” Severance Payments
• Lump sums within 30 days following date of termination of (1) all base salary earned but not paid and (2) all accrued but unused vacation time
• Pro-rata portion of the annual incentive bonus payable in year of termination and previous year, if not already paid
• Base salary continuation for 24 months following termination (the severance period)
•    Annual bonus payments following the date of termination, the aggregate amount equal to the average annual bonus received by the executive over the prior 2 years of employment, payable ratably over the severance period

•    Payment of the monthly premium for COBRA medical coverable for the applicable COBRA period or the severance period, if shorter (not applicable to Ms. Cairns); or, if the executive is eligible for the MasterCard Retiree Health Plan, the full cost of the retiree health coverage for the severance period and thereafter the retiree contribution levels apply

• Reasonable outplacement services for the shorter of the severance period or the period of unemployment
• Such additional benefits, if any, that the executive would be entitled to under applicable MasterCard plans and programs (other than severance payments).

Release of Claims
Each NEO is required to enter into a separate agreement and release of claims against MasterCard International in order to receive payment for severance, CIC and other payments on account of termination other than for Cause, with Good Reason or for Non-renewal.
Additional Terms
Tax Gross-Up Payments
Ms. Hund-Mejean’s and Mr. McWilton’s employment agreements contain provisions for tax gross-up payments in connection with golden parachute excise taxes. The executive’s right to receive a gross-up payment or specified payments on account of termination without Cause, with Good Reason or non-renewal is subject to entering into a separation agreement and release of claims against MasterCard International.
Restrictive Covenants
All of the executives are subject to MasterCard International’s standard restrictive covenants for executive employees, including non-disclosure, non-competition and non-solicitation obligations.

        2015 Proxy Statement • 69

Executive Compensation • Potential Payments Upon Termination or Change-In-Control

In addition, each executive has signed separate non-compete agreements, including agreements in order to receive long term incentive awards and, for “at will” employees, specified severance and CIC payments as follows:

Executive	General	Long Term Incentive Awards	Severance Plan Payments	Change In Control Payments
Mr. Banga, Ms. Hund-Mejean and Mr. McWilton	N/A
• 12-month non-compete
• 24-month non-solicit
• In the event of a violation, repayment of specified gains from stock options exercised and repayment of vested equity awards from the 2-year period preceding the violation

			N/A	N/A
Ms. Cairns	• 6-month non-compete and non-solicit
• 12-month non-compete
• 18-month non-solicit
• In the event of a violation, repayment of specified gains from stock options exercised and repayment of vested equity awards from the 2-year period preceding the violation

			• Non-compete and non-solicit for longer of 18 months or the length of the severance payments (agreement to be executed within 60 days following termination)	• 2-year non-compete and non-solicit
Mr. Flood	• 12-month non-compete and non-solicit
• 12-month non-compete
• 24-month non-solicit
• In the event of a violation, repayment of specified gains from stock options exercised and repayment of vested equity awards from the 2-year period preceding the violation

			• Non-compete and non-solicit for longer of 18 months or the length of the severance payments (agreement to be executed within 60 days following termination)	• 2-year non-compete and non-solicit

Definitions
Cause
Defined as: (a) willful failure of the executive to perform duties or responsibilities (other than due to disability); (b) engaging in serious misconduct that is injurious to the Company including, but not limited to, damage to its reputation or standing in the industry; (c) conviction of, or entered into a plea of guilty or nolo contendere, to a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (d) the material breach of any written covenant or agreement with MasterCard International not to disclose any information pertaining to MasterCard International; or (e) the breach of the Company’s Code of Conduct, the Supplemental Code of Ethics, any material provision of the employment agreement or any material provision of other specified Company or MasterCard International policies.
Notice of termination for cause must state the date of termination and identify the grounds upon which termination is based.
Good Reason
Defined as: (a) the assignment to a position for which the executive is not qualified or a materially lesser position than the position held; (b) a material reduction in annual base salary other than a 10% or less reduction, in the aggregate, over the term of employment; (c) the relocation of the executive’s principal place of employment to a location more than 50 miles from his or her principal place of employment; and (d) for Mr. Banga, Ms. Hund-Mejean and Mr. McWilton, the failure by MasterCard International to obtain an agreement from any successor to MasterCard International to assume and agree to perform any employment agreement between the executive and MasterCard International.
Change-in-Control
Defined as the occurrence of any of the following events (other than by means of a public offering of MasterCard Incorporated’s equity securities):

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Executive Compensation • Potential Payments Upon Termination or Change-In-Control

(a) the acquisition by any person of beneficial ownership of more than 30 percent of the voting power of the then outstanding equity shares of the Company (the “Outstanding Registrant Voting Securities”), subject to specified exceptions; or
(b) a change in the composition of the Board of Directors of the Company that causes less than a majority of the directors of the Company then in office to be members of the Board, subject to specified exceptions; or
(c) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Registrant Voting Securities immediately prior to such Business Combination will beneficially own more than 50 percent of the then outstanding voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Registrant Voting Securities, (2) no person will beneficially own more than a majority of the voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination will have been members of the incumbent Board of the Company at the time of the initial agreement, or in action of the Board of the Company, providing such Business Combination; or
(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company
Mandatory Retirement
For each executive, the last day of the calendar year in which they reach the age of 65 (except for Ms. Cairns, who reaches mandatory retirement on the day she reaches the age of 65).
Potential Payments Tables

Below are tables showing the potential payments upon termination of employment or a change in control of the Company for each of the NEOs assuming the event took place on December 31, 2014, the last business day of our 2014 fiscal year. Following the tables are footnotes that provide additional information with respect to other potential payments and benefits.
In the tables, the equity awards shown for the NEO represent the value of unvested RSUs and stock options that would vest in the event of termination or change in control, as applicable, based on the $86.16 per share closing price of Class A common stock on the NYSE on December 31, 2014. In the event of termination by the Company without Cause or by the executive with Good Reason in connection with a Change in Control, all unvested RSUs and stock options held by a NEO would immediately become vested. If a NEO who is retirement-eligible is terminated without Cause or terminates his employment for Good Reason (other than in connection with a Change in Control), all unvested RSUs and stock options would vest according to the terms of the award. If a NEO who is not retirement-eligible is terminated without Cause or terminates his or her employment for Good Reason (other than in connection with a Change in Control), all unvested RSUs and stock options would not become vested.
In the event of a Change in Control, the PSUs would continue to vest in accordance with the terms of the grant to the extent the achievement of the relevant performance goals could continue to be measured subsequent to the Change in Control. To the extent achievement of the relevant performance goals could no longer be measured, all of the NEO's unvested PSUs would vest in accordance with the terms of such grants on February 28, 2015, February 29, 2016 and February 28, 2017, respectively, conditioned upon the NEO's continued employment with the Company, as of those dates, and would be paid at a target level of performance. In the event that, within six months preceding, or two years following, a Change in Control, the NEO is terminated without Cause or with Good Reason, all of the NEO's then unvested PSUs would vest immediately and be payable at a target level of performance, conditioned upon the NEO’s compliance with his or her non-competition and non-solicitation agreement.
Retirement benefits indicated below include values from the MAP and SERP.
MAP
The MAP values represent the vested notional account balance at the time of termination due to death, termination for Cause, voluntary termination, termination without Cause, termination for Good Reason and Change in Control termination. Because the MAP allows a period of disability to be included in the calculation of vesting service, the MAP value shown for disability termination is the MAP balance regardless of current vested status.

        2015 Proxy Statement • 71

Executive Compensation • Potential Payments Upon Termination or Change-In-Control

SERP
The SERP in effect during 2014 provided that upon a participant's termination of employment prior to attaining age 60 and at least four years of SERP participation, the participant is not entitled to any benefit under the SERP, unless the participant died while employed or there has been a Change in Control. (Additionally, the SERP benefit vests upon the participant's termination without Cause or for Good Reason, if such vesting is provided for in the participant’s employment agreement.) Accordingly, in the event a participant dies while employed and prior to attaining age 60 and four years of SERP participation, the SERP pays out a lump sum present value of 75% of a deferred net SERP benefit payable at age 60. In the event a participant’s employment is terminated without Cause or the participant resigns for Good Reason within two years after a Change in Control, the SERP benefit is fully vested and paid as a lump sum determined in the same manner as in a termination of employment due to death, except that 100% of the net SERP benefit is paid if the Change in Control occurs before attainment of age 60.
For additional information on the MAP and SERP, please refer to the Compensation and Discussion and Analysis under the heading "Other Elements of Compensation-Benefit Programs" and to the section entitled "Pension Benefits in 2014".

Benefit	Ajay Banga
	Death	Disability	For Cause	Voluntary	Without Cause / With Good Reason	Termination Following Change in Control (CIC)
Cash Severance [1]	$—	$—	$—	$—	$7,352,017	$7,352,017
Annual Incentive Award	$2,400,000	$3,578,000	$—	$—	$3,578,000	$3,578,000
Unvested Equity [2]
Restricted Stock Units	$—	$—	$—	$—	$—	$—
Unexercisable Options	$21,272,962	$21,272,962	$—	$—	$21,272,962	$21,272,962
Performance Stock Units	$18,918,582	$20,970,569	$—	$—	$18,918,582	$18,918,582
Total	$40,191,544	$42,243,531	$—	$—	$40,191,544	$40,191,544
Retirement Benefits
N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	N/A	N/A	N/A	N/A	N/A	N/A
Other Benefits [3]
Health & Welfare	$—	$—	$—	$—	$19,297	$19,297
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Total	$—	$—	$—	$—	$54,297	$54,297
Total	$42,591,544	$45,821,531	$—	$—	$51,175,858	$51,175,858

Benefit	Martina Hund-Mejean
	Death	Disability	For Cause	Voluntary	Without Cause / With Good Reason	Termination Following Change in Control (CIC)
Cash Severance [1]	$—	$—	$—	$—	$2,774,553	$2,774,553
Annual Incentive Award	$750,000	$750,000	$—	$—	$1,238,250	$1,238,250
Unvested Equity [2]
Restricted Stock Units	$3,248,232	$3,248,232	$—	$—	$3,248,232	$3,248,232
Unexercisable Options	$5,864,554	$5,864,554	$—	$—	$5,864,554	$5,864,554
Performance Stock Units	$5,314,263	$5,806,753	$—	$—	$5,314,263	$5,314,263
Total	$14,427,049	$14,919,539	$—	$—	$14,427,049	$14,427,049
Retirement Benefits
N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	N/A	N/A	N/A	N/A	N/A	N/A
Other Benefits [3]
Health & Welfare	$—	$—	$—	$—	$26,060	$26,060
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Total	$—	$—	$—	$—	$61,060	$61,060
Total	$15,177,049	$15,669,539	$—	$—	$18,500,912	$18,500,912

        2015 Proxy Statement • 72

Executive Compensation • Potential Payments Upon Termination or Change-In-Control

Benefit	Gary J. Flood
	Death	Disability	For Cause	Voluntary	Without Cause / With Good Reason	Termination Following Change in Control (CIC)
Cash Severance [1]	$—	$—	$—	$—	$3,035,719	$3,035,719
Annual Incentive Award	$750,000	$750,000	$—	$—	$1,190,625	$1,190,625
Unvested Equity [2]
Restricted Stock Units	$—	$—	$—	$—	$—	$—
Unexercisable Options	$5,683,999	$5,683,999	$—	$5,683,999	$5,683,999	$5,683,999
Performance Stock Units	$5,049,665	$5,542,156	$—	$5,542,156	$5,049,665	$5,049,665
Total	$10,733,664	$11,226,155	$—	$11,226,155	$10,733,664	$10,733,664
Retirement Benefits
MAP	$654,716	$654,716	$654,716	$654,716	$654,716	$654,716
Total	$654,716	$654,716	$654,716	$654,716	$654,716	$654,716
Other Benefits [3]
Health & Welfare	$—	$—	$—	$—	$24,192	$24,192
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Total	$—	$—	$—	$—	$59,192	$59,192
Total	$12,138,380	$12,630,871	$654,716	$11,880,871	$15,673,916	$15,673,916

Benefit	Chris A. McWilton
	Death	Disability	For Cause	Voluntary	Without Cause / With Good Reason	Termination Following Change in Control (CIC)
Cash Severance [1]	$—	$—	$—	$—	$2,988,816	$2,988,816
Annual Incentive Award	$750,000	$750,000	$—	$—	$1,193,438	$1,193,438
Unvested Equity [2]
Restricted Stock Units	$—	$—	$—	$—	$—	$—
Unexercisable Options	$5,358,339	$5,358,339	$—	$5,358,339	$5,358,339	$5,358,339
Performance Stock Units	$4,760,082	$5,225,259	$—	$5,225,259	$4,760,082	$4,760,082
Total	$10,118,421	$10,583,598	$—	$10,583,598	$10,118,421	$10,118,421
Retirement Benefits [4]
SERP	$3,182,000	$4,243,000	$—	$—	$4,243,000	$4,243,000
MAP	$142,715	$142,715	$142,715	$142,715	$142,715	$142,715
Total	$3,324,715	$4,385,715	$142,715	$142,715	$4,385,715	$4,385,715
Other Benefits [3]
Health & Welfare	$—	$—	$—	$—	$26,060	$26,060
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Total	$—	$—	$—	$—	$61,060	$61,060
Total	$14,193,136	$15,719,313	$142,715	$10,726,313	$18,747,450	$18,747,450

        2015 Proxy Statement • 73

Executive Compensation • Potential Payments Upon Termination or Change-In-Control

Benefit	Ann Cairns [5]
	Death	Disability	For Cause	Voluntary	Without Cause / With Good Reason	Termination Following Change in Control (CIC)
Cash Severance [1]	$—	$—	$—	$—	$3,229,307	$3,229,307
Annual Incentive Award	$774,723	$774,723	$—	$—	$1,232,779	$1,232,779
Unvested Equity [2]
Restricted Stock Units	$—	$—	$—	$—	$—	$—
Unexercisable Options	$4,067,305	$4,067,305	$—	$—	$4,067,305	$4,067,305
Performance Stock Units	$4,516,249	$4,926,629	$—	$—	$4,516,249	$4,516,249
Total	$8,583,554	$8,993,934	$—	$—	$8,583,554	$8,583,554
Retirement Benefits
N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	N/A	N/A	N/A	N/A	N/A	N/A
Other Benefits [3]
Health & Welfare	$—	$—	$—	$—	$32,022	$32,022
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Total	$—	$—	$—	$—	$67,022	$67,022
Total	$9,358,277	$9,768,657	$—	$—	$13,112,662	$13,112,662

1.
For each of Mr. Banga, Ms. Hund-Mejean and Mr. McWilton, the amount would be paid over a 24-month period and is equal to 2 times the sum of the executive's 2014 base salary and a 2-year average of bonus paid for services in 2012 and 2013, whether the termination was in connection with a Change in Control or not. For Mr. Flood and Ms. Cairns, the amounts payable in connection with a Change in Control would be paid over a 24-month period and is equal to 2 times the sum of the executive's 2014 base salary and the average of bonus paid for services in 2012 and 2013. For Mr. Flood and Ms. Cairns, in the event of termination without Cause or for Good Reason without a Change in Control, the amount would be paid over an 18-month period and is equal to 1.5 times the sum of the executive's 2014 base salary and the bonus paid to the executive for services in 2013 ($2,451,298 for Mr. Flood; $2,532,102 for Ms. Cairns). For all NEOs, cash severance reflects the present value of this calculation using discount rate of 0.41%, equal to 120% of the semiannual applicable federal rates for December 2014.

2.
For the unvested equity in the "Without Cause / With Good Reason" column, assumes termination occurs within either 6 months prior to or 2 years following a Change in Control of the Company. In the event that termination does not occur within either 6 months prior to, or 2 years following, a Change in Control of the Company, the values for the NEOs who are not retirement-eligible or deemed retirement-eligible would be zero. For the PSUs in the "Change in Control" column, the amount reflects a Change in Control of the Company in which the Company thereafter is unable to assess the Company's performance against the specified objectives. Accordingly, consistent with the terms of the PSU awards, the amounts represented in the "Change in Control" column represent target level of performance. For the PSUs in the "Disability" column, the amount reflects the performance level at which the Company accrued the PSUs in its 2014 year-end financial statements based on the Company's assessment of its obligations based on quantitative and qualitative considerations of actual and forecasted results (with respect to the awards granted in 2012, 2013 and 2014). Further details with respect to these awards are included in Note 15 (Share-Based Payment and Other Benefits) to the Company's audited financial statements for the year ended December 31, 2014 included in the Form 10-K.

3.
Includes continued health and welfare benefits, namely health coverage, dental coverage, vision coverage, individual life insurance and individual disability insurance for 18 months following termination, outplacement assistance and, with respect to Ms. Hund-Mejean and Mr. McWilton, excise tax gross-ups. The excise tax gross-up is applicable only if termination of employment is in connection with a Change in Control and the payout limit under Section 280G of the Internal Revenue Code is exceeded. Neither Ms. Hund-Mejean nor Mr. McWilton would be eligible to receive an excise tax gross-up upon a termination on December 31, 2014.

4.
For Mr. McWilton, the SERP amount differs from the amount indicated in the Pension Benefits in 2014 table due to modified actuarial assumptions (the 2014 lump sum interest rates for termination due to a Change in Control event versus the assumed valuation rate and pre-commencement discount rate used in the Pension Benefits in 2014 table).

5.	For Ms. Cairns, cash amounts are shown using an exchange rate of 1.652742 U.S. dollars per British pound (calculated as described in footnote 6 of the Summary Compensation Table).

        2015 Proxy Statement • 74

Executive Compensation

EQUITY COMPENSATION PLAN INFORMATION
The table below presents information as of December 31, 2014 for the LTIP and the Company's Amended and Restated 2006 Non-Employee Director Equity Compensation Plan, both of which previously have been approved by stockholders. MasterCard does not have any equity compensation plans that have not been approved by stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	12,415,912 [1,2]	$43.67 [3]	62,582,483
Equity compensation plans not approved by stockholders	—	$—	—
Total	12,415,912 [1,2]		62,582,483

1.
The LTIP authorizes the issuance of stock options, restricted stock, RSUs, PSUs and other stock-based awards and the Company's Amended and Restated 2006 Non-Employee Director Equity Compensation Plan authorizes the issuance of DSUs and other awards provided for by the LTIP, such as restricted stock. Of the total number of shares, (a) 7,474,864 shares may be issued pursuant to outstanding stock options; (b) 4,228,979 shares may be issued pursuant to outstanding RSUs; (c) 580,849 shares may be issued pursuant to outstanding PSUs (see footnote (2) below); and (d) 131,220 shares may be issued pursuant to outstanding DSUs.

2.
The number of shares to be issued pursuant to outstanding PSUs represents the aggregate number of PSUs granted in each of 2012, 2013 and 2014, corresponding to the number of shares of our Class A common stock that (a) for 2012, were issued pursuant to an actual performance level of 126.7% and (b) for 2013 and 2014, would be issued for such PSUs at maximum performance level of 200% because actual performance through December 31, 2014 was either at maximum level or between target and maximum levels for each of these awards. As of December 31, 2014, the actual number of PSUs and actual payout of unearned shares with respect to the PSU awards granted in 2012 had not been determined, but were determined in February 2015 (after audited financials for the prior year were released) at the actual performance level of 126.7% based on the Company’s performance over the 3-year performance period ended December 31, 2014. The actual number of PSUs granted in each of 2013 and 2014 has not been determined and will be determined based on the Company’s performance over the 3-year performance periods ending December 31, 2015 and December 31, 2016, respectively.

3.	The weighted-average exercise price of outstanding options, warrants and rights exclude the RSUs, PSUs and DSUs.

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Execution Compensation • Proposal 2

PROPOSAL 2: ADVISORY APPROVAL OF THE COMPANY'S
EXECUTIVE COMPENSATION

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory (non-binding) resolution on the compensation of our NEOs. As described in detail in the "Compensation Discussion and Analysis" section, our compensation and benefit programs are significantly performance-based, and are designed to attract, retain and motivate our NEOs, who are critical to our success, and to align their interests with those of our stockholders, and our Board continues to believe our executive compensation program and policies are effective in achieving these core principles.
The Compensation Committee routinely reviews the compensation and benefit programs for our NEOs to ensure that they achieve the desired goals of closely aligning our executive compensation with performance and with our stockholders' interests. These reviews have resulted in a number of changes over the last several years, in particular since our IPO. Stockholders are urged to read the "Compensation Discussion and Analysis" beginning on page 41 and ending on page 57 for additional details about our executive compensation programs, including information about the 2014 compensation of our NEOs. Please also refer to the "2014 Summary Compensation Table" and other related disclosures beginning on page 59 and ending on page 74.
We are asking stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives stockholders the opportunity to endorse or not endorse our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking stockholders to vote “FOR” the following resolution at the Annual Meeting:
"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to the SEC rules, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby approved".
Because this vote is advisory, it will not be binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when considering our executive compensation program.
Our Board has determined to hold annual say-on-pay advisory votes. Unless the Board determines otherwise, the next say-on-pay advisory vote will be held at our 2016 annual meeting of stockholders.

        2015 Proxy Statement • 76

Execution Compensation • Proposal 3

PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED SENIOR EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S AMENDED AND RESTATED SENIOR EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN
Background

The Company is submitting the Amended and Restated Senior Executive Annual Incentive Compensation Plan (the “SEAICP”) for stockholder approval in order to meet the stockholder approval requirements under Section 162(m) of the Code.

The original SEAICP was established in March 2005 and was approved by our stockholders at its 2005 annual meeting. The plan, as amended, was approved again at the 2010 annual meeting of stockholders. To comply with Section 162(m) of the Code the plan must be re-approved by stockholders every five years. In addition, in April 2015, the Board approved, subject to stockholder approval, an increase to $10 million for the maximum award payable under the plan with respect to any calendar year. No other material changes are being made to the plan.

The Board believes the approval is in the best interests of the Company and its stockholders and recommends that stockholders approve the SEAICP.

Description of Section 162(m)

Section 162(m) of the Code generally limits the deductibility of compensation paid to the chief executive officer and the three other highest paid officers (other than the Chief Financial Officer) to $1 million per year. Performance-based compensation is not subject to this limitation on deductibility. Compensation qualifies as performance-based only if it is payable on account of performance and satisfies certain other requirements, one of which is that the plan under which the compensation is payable be approved by stockholders. Section 162(m) of the Code also requires that the Company’s stockholders re-approve the SEAICP every five years and approve any change in the material terms of the SEAICP, such as the increase in the maximum bonus payable for any calendar year to $10 million. Approval of this Proposal 3 will constitute the required approvals.
Description of SEAICP

The following is a summary of the SEAICP as amended and restated. This summary is qualified in its entirety by reference to the full text of the SEAICP, a blacklined copy of which is attached as Annex B.

Purpose. The SEAICP is designed to reward senior executives of the Company and its subsidiaries for successfully achieving performance goals that are in direct support of corporate, business and regional goals.

Awards. The SEAICP authorizes grants of bonus awards payable only in cash. The maximum award payable to any participant with respect to any calendar year of the Company cannot exceed $10 million under the SEAICP. Rights of participants in the SEAICP are no greater than the right of a general unsecured creditor of the Company.

Administration. The SEAICP is administered by the Compensation Committee (or by a subcommittee, to the extent required by section 162(m) of the Code) and is intended to serve as a qualified performance-based compensation program under section 162(m) of the Code. The Compensation Committee has the power to interpret the SEAICP, adopt rules for the administration, interpretation and application of the SEAICP and to interpret, amend and revoke any rules under the plan.

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Execution Compensation • Proposal 3

Eligible Participants. The Compensation Committee is authorized to select from the members of the Company’s Executive Committee, executive officers of the Company who are eligible to participate in the SEAICP. There are currently eight officers and key employees of the Company (and the Company’s subsidiaries) who are on the Company’s Executive Committee and are eligible to participate in the SEAICP.

Performance Period and Performance Targets. The SEAICP requires the Compensation Committee to establish performance targets for each performance period for which incentive compensation is payable under the plan. The performance period under the SEAICP must be at least 90 days, but generally is one fiscal year. Performance targets for each performance period must be established while the outcome for that period is substantially uncertain, and are required to be established before or within certain time frames early in the performance period as defined in the SEAICP and applicable regulations under section 162(m) of the Code.

The performance targets established by the Compensation Committee under the SEAICP can be based on one or more of the following objective business criteria:

revenue	return on assets	total shareholder return
earnings [1]	return on equity	market share
operating income	return on invested capital	book value
net income	economic value-added	expense management
profit or operating margins	stock price	cash flow
earnings per share	gross dollar volume	customer satisfaction

1. Including earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes, and earnings before or after taxes.

These targets may relate to the Company, one or more of its affiliated employers, subsidiaries, divisions, regions or units, or a combination of the foregoing. The performance targets may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination as determined by the Compensation Committee. The Compensation Committee may provide that the targets be adjusted to reflect specified extraordinary, unusual or non-recurring items.

Negative Discretion. The Compensation Committee may exercise negative discretion to reduce the amount of an award that would otherwise be payable based on the achievement of the performance targets under the SEAICP, but has no discretion to increase the amount of an award under the SEAICP.

Payment and Deferral. Unless deferred by the participant, any bonus award is paid in the first two and a half months of the year following the end of the performance period. A participant may defer his award as permitted under the MasterCard Incorporated Deferral Plan.

Clawback. Under the SEAICP, the committee reserves discretion to recover from a participant all or part of a bonus award under the SEAICP to the extent that there is a restatement of materially inaccurate financial results and the payment under the SEAICP would have been lower based on the restated financial results.

Terminations. Subject to the provisions in a participant’s individual employment agreement and the Company’s severance program, a participant who is terminated, demoted, transferred or ceases to be an executive officer, other than by death or disability, prior to the payment of a bonus award is not eligible to receive an award under the SEAICP. A participant whose employment is terminated due to death prior to payment of the bonus award will receive his target award payable for the performance period. A participant whose employment is terminated due to disability prior to the payment of the bonus award will receive his prorated target award based on the portion of the performance period that elapsed prior to the termination of employment.

No Transferability. A participant’s right to receive an award under the SEAICP may not be sold, transferred, assigned, pledged or otherwise disposed of other than by will or the laws of descent and distribution.

U.S. Federal Income Tax Consequences. Participants in the SEAICP will recognize in the year of payment ordinary income equal to the cash payment of an award, subject to applicable income and employment tax withholding by the Company. The Company expects that it will be entitled to claim a deduction for United States income tax purposes equal to the amount of ordinary income recognized by the participant without regard to the $1 million per year limit under section 162(m) if the SEAICP,

        2015 Proxy Statement • 78

Execution Compensation • Proposal 3

including the increase to the per calendar year maximum bonus to $10 million to an eligible participant, is approved by the Class A Stockholders and otherwise satisfies the requirements of section 162(m) and other relevant provisions of the Code. Section 162(m) of the Code generally limits the deductibility of compensation paid to the chief executive officer and the Company’s three other highest paid officers (other than the Chief Financial Officer) to $1 million per year. Performance-based compensation is not subject to this limitation on deductibility. Compensation qualifies as performance-based only if it is payable on account of performance and satisfies certain other requirements, one of which is that the plan under which the compensation is payable be approved by stockholders.

Term. If approved by stockholders at the Annual Meeting, the SEAICP will be effective as of such date with respect to bonus awards granted on or after that date.

Amendment, Suspension or Termination. Either the Board or the Compensation Committee may, from time to time, amend or otherwise modify, suspend or terminate the SEAICP, but any amendment or modification must comply with applicable laws and Code section 162(m).

Plan Benefits. In the aggregate, the bonus awards for 2014 that were paid in February 2015 to all SEAICP participants was approximately 10.4 million. For information on the portion of these awards that were paid to the Company’s named executive officers, please see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 59 of this proxy statement. See "Executive Compensation - Compensation Discussion and Analysis - 2015 Compensation Decisions" in this proxy statement for information about bonus awards for the 2015 performance period granted under the SEAICP to NEOs, which are subject to satisfaction of performance goals. Accordingly, the actual bonus amounts to be paid under the SEAICP for performance during 2015 has not been determined. Additionally, since awards under the SEAICP in future years are determined by the Committee in its sole discretion and such awards are based on future achievement of performance goals, the benefits or amounts that will be received or allocated under the SEAICP in the future is not presently determinable.

If the SEAICP is Not Approved. If our stockholders do not approve the SEAICP, no further bonus awards will be payable pursuant to the plan. The Compensation Committee, however, reserves the right to establish other bonus programs or provide for discretionary bonuses, and these may not be deductible under the Code.

        2015 Proxy Statement • 79

Audit

AUDIT
PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR 2015

✓
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017, as our independent registered public accounting firm to audit the financial statements of MasterCard Incorporated and its subsidiaries for the year ending December 31, 2015. PwC has served as our independent registered public accounting firm, in this capacity, for many years, including since we began filing publicly in 2002.
The Audit Committee believes that the continued retention of PwC to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders and a resolution will be presented at the Annual Meeting to ratify PwC's appointment. Although ratification is not required by applicable laws, our amended and restated by-laws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value your views on our independent registered public accounting firm. The Audit Committee intends to carefully consider the results of the vote. If the stockholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
A representative of PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

AUDITOR'S SERVICES AND FEES
Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee and the Company have adopted policies and procedures pertaining to the provision by the Company’s independent registered public accounting firm of any audit or non-audit services. The policies and procedures in place specifically require Audit Committee pre-approval of all audit and non-audit services consistent with budgeted categories. In addition, proposed services of the independent registered public accounting firm materially exceeding any pre-approved project scope, terms and conditions, or cost levels require specific pre-approval by the Audit Committee. The Audit Committee will also consider on a case-by-case basis specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee Chairman and to the full Audit Committee at its next regular meeting. The Audit Committee may delegate power to the Chairman of the Audit Committee to pre-approve, in certain circumstances, any engagements or changes in engagements by the independent registered public accounting firm for audit or non-audit services. The Company paid no fees to its independent registered public accounting firm in 2014 in connection with engagements that were not pre-approved by the Audit Committee or the Audit Committee Chairman in accordance with the Company’s policies and procedures.

        2015 Proxy Statement • 80

Audit

The Audit Committee and the Company have also adopted policies and procedures to help ensure the independence of the Company's independent registered public accounting firm and periodically consider whether there should be a regular rotation of the firm. Further, in addition to assuring the mandated rotation of the lead audit partner in accordance with SEC rules, the Audit Committee oversees the selection of the independent registered public accounting firm's lead engagement partner. The process for selection of the lead engagement partner involves a meeting between the chairman of the Audit Committee and the candidate for the role, as well as discussions with the full Committee and management.
Audit Fees and All Other Fees

Set forth below are the aggregate audit and non-audit fees billed to the Company by PwC for 2014 and 2013 (in thousands).

Type of Fees	Description	2014	2013
Audit Fees	For the integrated audit of the Company's annual consolidated financial statements and review of the Company's quarterly financial statements and associated out-of-pocket expenses. Also includes various statutory audits required in certain countries or jurisdictions in which we operate.	$6,937	$5,733
Audit-Related Fees	For assurance and related audit services (but not included in the audit fees set forth above). Includes control attestations, employee benefit plan audits and associated out-of-pocket expenses.	$1,155	$796
Tax Fees	For tax compliance, tax advice and tax planning services.	$920	$472
All Other Fees	For network security assessment and accounting information research and training.	$83	$24
Total		$9,095	$7,025

        2015 Proxy Statement • 81

Audit

AUDIT COMMITTEE REPORT
The Audit Committee of the Company's Board of Directors is composed of six directors and operates under a written charter adopted by the Board of Directors. The Audit Committee assists the Board in, among other things, the oversight of: (1) the quality and integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent registered public accounting firm's qualifications, performance and independence, (4) the performance of the Company's internal audit function, (5) the quality of the Company's internal controls and (6) risk assessment and risk management of the Company.
Management is responsible for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent registered public accounting firm is responsible for conducting an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB") and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee further discussed with the independent registered public accounting firm the matters required to be discussed under PCAOB standards.
The Audit Committee has received from the Company's independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding the firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm's independence.
Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the representations of management and the report and letter of the independent registered public accounting firm provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.
AUDIT COMMITTEE
Steven J. Freiberg, Chairman
Silvio Barzi
Nancy J. Karch
Marc Olivié
Rima Qureshi
Jackson P. Tai
(April 2015)

        2015 Proxy Statement • 82

Important Dates Related to the 2016 Annual Meeting • Other Matters

IMPORTANT DATES RELATED TO 2016 ANNUAL MEETING
If a stockholder intends to submit any proposal for inclusion in our proxy statement for our 2016 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act ("Rule 14a-8"), the proposal must be received by the Corporate Secretary of the Company no later than December 30, 2015.
Separate and apart from the requirements of Rule 14a-8, the Company's amended and restated by-laws require advance notice for a stockholder to properly bring nominations of directors or any other business before any annual meeting of stockholders. In order to be timely, such notice must be received by our Corporate Secretary between February 10, 2016 and March 11, 2016 and must also comply with the additional requirements of our amended and restated by-laws.
Copies of our current amended and restated by-laws are available through our website at http://www.mastercard.com by clicking on "About MasterCard" and then clicking further to "Investor Relations","Corporate Governance" and "Corporate Documents" or may be obtained from the Corporate Secretary.
OTHER MATTERS
Management does not know of any business to be transacted at the Annual Meeting other than as indicated herein. Should any such matter properly come before the Annual Meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.
You are urged to promptly vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included on your Notice or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or voting form.

By Order of the Board of Directors

Janet McGinness
Corporate Secretary

Purchase, New York
April 28, 2015

        2015 Proxy Statement • 83

Annex A

Annex A
NON-GAAP FINANCIAL MEASURES AND
GAAP RECONCILIATIONS

Non-GAAP Financial Information
In this Proxy Statement, MasterCard discloses growth rates for net income and earnings per diluted share presented on a pro forma basis that exclude the impact of a net incremental charge related to the U.S. merchant litigations recorded during the year ended December 31, 2013. Each of these growth rates is a non-GAAP financial measure. MasterCard excluded this item because MasterCard’s management monitors material litigation settlements separately from ongoing operations and evaluates ongoing performance without these amounts. MasterCard’s management believes that the non-GAAP financial measures presented facilitate an understanding of MasterCard’s operating performance and meaningful comparison of its results between periods.
MasterCard's management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation. The following table reconciles the non-GAAP financial measures presented to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company's financial results prepared in accordance with GAAP.

GAAP Reconciliations
($ in millions, except per share data)

	Year Ended December 31, 2014	Year Ended December 31, 2013			Year-over-year Growth
	Actual	Actual	Special Item (a)	Non-GAAP	Actual	Special Item (a)	Non-GAAP
Income before income taxes	$5,079	$4,500	$95	$4,595	13%	2%	11%
Income tax expense	$1,462	$1,384	$34	$1,418	6%	3%	3%
Net Income	$3,617	$3,116	$61	$3,177	16%	2%	14%
Diluted Earnings per Share	$3.10	$2.56	$0.05	$2.61	21%	2%	19%

Note: Figures may not sum due to rounding
(a) Represents effect of net incremental charge for U.S. merchant litigations

        2015 Proxy Statement • 84

Annex B

Annex B

MASTERCARD
SENIOR EXECUTIVE ANNUAL INCENTIVE
COMPENSATION PLAN

As Amended and Restated Effective June 9, 2015

MasterCard Incorporated and subsidiaries (collectively or individually, as the context requires, the "Company”) has adopted the MasterCard Senior Executive Annual Incentive Compensation Plan (the “Plan”) to reward senior executives for successfully achieving performance goals that are in direct support of corporate and business unit/regional goals.
ARTICLE I
DEFINITIONS
Section 1.1 “Board” shall mean the Board of Directors of the Company.

Section 1.2 “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be deemed to include a reference to the regulations promulgated under such section.

Section 1.3 “Committee” shall mean the Human Resources and Compensation Committee of the Board of Directors of the Company, or such other committee or subcommittee designated by the Board to administer the Plan.
Section 1.4 “Disability” shall mean total and permanent disability in accordance with the Company’s long-term disability plan, as determined by the Committee.

Section 1.5 “Executive Officer” shall mean a person who is a member of the Company’s Executive Committee, or its equivalent.

Section 1.6 “Participant” shall mean, with respect to any Performance Period, any Executive Officer selected by the Committee to participate in the Plan with respect to that Performance Period.

Section 1.7 “Performance Period” shall mean a period of no less than 90 days for which incentive compensation shall be paid hereunder, as established by the Committee.
ARTICLE II
BONUS AWARDS

Section 2.1 Performance Targets.

(a) The Committee (or subcommittee described in Section 6.1(a) below), will establish performance targets for each Performance Period. The performance targets for a Performance Period shall be based upon one or more of the following objective business criteria: (i) revenue; (ii) earnings (including earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, and earnings before or after taxes); (iii) operating income; (iv) net income; (v) profit or operating margins; (vi) earnings per share; (vii) return on assets; (viii) return on equity; (ix) return on invested capital; (x) economic value-added; (xi) stock price; (xii) gross dollar volume; (xiii) total shareholder return; (xiv) market share; (xv) book value; (xvi) expense management; (xvii) cash flow, and (xviii) customer satisfaction. The foregoing criteria may relate to the Company, one or more of its affiliated employers or subsidiaries or one or more of its divisions, regions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In establishing performance targets under Section 2.1(b) based on these objective business criteria, the Committee may provide that the targets shall be adjusted to reflect specified extraordinary, unusual and/or non-recurring items.

        2015 Proxy Statement • 85

Annex B

(b) The performance targets shall be established by the Committee (or subcommittee) for a Performance Period (i) while the outcome for that Performance Period is substantially uncertain and (ii) no more than 90 days or, if less, the number of days which is equal to 25 percent of the relevant Performance Period, after the commencement of the Performance Period to which the performance target relates, or as otherwise permitted pursuant to Section 162(m) of the Code (or any successor section thereto).

Section 2.2 Bonus Awards.

(a) The maximum bonus award payable to any Participant with respect to any calendar year of the Company shall not exceed $~~6,000,000~~10,000,000.

(b) Prior to the payment of a bonus award to any Participant, the Committee (or subcommittee described in Section 6.1(a) below) shall certify in writing the level of performance attained for the Performance Period to which such bonus award relates. The Committee shall have no discretion to increase the amount of a Participant’s maximum bonus award that would otherwise be payable to the Participant upon the achievement of specified levels of the performance target established by the Committee, however, the Committee may exercise negative discretion to make an award to any Participant for any Performance Period in an amount that is less than such maximum bonus award.

ARTICLE III
PAYMENT OF BONUS AWARD
Section 3.1 Form of Payment. Each Participant’s bonus award shall be paid in cash.

Section 3.2 Timing of Payment. Unless otherwise elected by the Participant pursuant to Section 3.3 below, each bonus award shall be paid in the first 2 ½ months of the year following the end of the Performance Period.

Section 3.3 Deferral of Payment. Payments of bonus awards under the Plan are eligible for deferral as allowed under the MasterCard Incorporated Deferral Plan.

ARTICLE IV
BONUS AWARD RECOUPMENT POLICY

Section 4.1 Recoupment. In the event of a restatement of materially inaccurate financial results, the Committee has the discretion to recover bonus awards that were paid under the Plan to a Participant with respect to the period covered by the restatement as set forth herein. If the payment of a bonus award would have been lower had the achievement of applicable financial performance targets been calculated based on such restated financial results, the Committee may, if it determines appropriate in its sole discretion, to the extent permitted by law, recover from the Participant the portion of the bonus award paid in excess of the payment that would have been made based on the restated financial results. The Company will not seek to recover bonus awards paid more than three years after the date the Company ~~files~~filed the original report with the Securities and Exchange Commission that contained the ~~incorrect~~inaccurate financial results to be restated. This Article IV is in addition to, and not in lieu of, any requirements under the Sarbanes-Oxley Act and shall apply notwithstanding anything to the contrary in the Plan.

ARTICLE V
TRANSFERS, TERMINATIONS AND NEW EXECUTIVE OFFICERS
Section 5.1 Terminations. A Participant who, whether voluntarily or involuntarily, is terminated, demoted, transferred or otherwise ceases to be an Executive Officer (otherwise than by death or disability) at any time prior to the date a bonus award is paid in respect of a Performance Period shall not be eligible to receive any bonus award with respect to such Performance Period. In the event of a Participant’s death during a Performance Period or prior to the date a bonus award is paid in respect of a Performance Period, the Participant shall receive within 75 days of death the target award payable for the Performance Period of the Participant’s death. In the event of a Participant’s termination by reason of disability during the Performance Period or prior to the date a bonus award is paid in respect of a Performance Period, the Participant shall receive within 75 days of such termination a partial target award, prorated based on the portion of the Performance Period that elapsed prior to such termination of employment by reason of disability.

        2015 Proxy Statement • 86

Annex B

ARTICLE VI
ADMINISTRATION

Section 6.1 Administration.

(a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof; it is expected that, in the event the Committee is not comprised solely of “outside directors” within the meaning of Section 162(m) of the Code, a subcommittee comprised solely of at least two individuals who qualify as “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) shall establish and administer the performance targets and certify that the performance targets have been attained; provided, however, that the failure of the subcommittee to be so constituted shall not impair the validity of any bonus award granted by such subcommittee.

(b) It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee’s decisions or actions in respect thereof shall be conclusive and binding upon any and all Participants and their beneficiaries, successors and assigns, and all other persons.

ARTICLE VII
OTHER PROVISIONS
Section 7.1 Term. This Plan, as approved by the Committee on April 13, 2015, shall be effective as of the annual meeting of stockholders in 2015 at which the Plan is approved by stockholders, with respect to bonus awards granted on or after the date of that meeting.

Section 7.2 Amendment, Suspension or Termination of the Plan. This Plan does not constitute a promise to pay and may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee; provided, however, that any such amendment or modification shall comply with all applicable laws and applicable requirements for exemption (to the extent necessary) under Section 162(m) of the Code.

Section 7.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders at the annual meeting of stockholders to be held in 2015. In the event that the Plan is not so approved, no bonus award shall be payable under the Plan, and the Plan shall terminate and shall be null and void in its entirety.

Section 7.4 Bonus Awards and Other Plans. Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any Executive Officer under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to the Executive Officers.

Section 7.5 Miscellaneous.

(a) The Company shall deduct all federal, state and local taxes required by law to be withheld from any bonus award paid to a Participant hereunder.

(b) In no event shall the Company be obligated to pay to any Participant a bonus award for a Performance Period by reason of the Company’s payment of a bonus award to such Participant in any other Performance Period.

(c) The rights of Participants under the Plan shall be unfunded and unsecured. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside, except as provided in the MasterCard Incorporated Deferral Plan, in the event of a deferral thereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus award under the Plan.

        2015 Proxy Statement • 87

Annex B

(d) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company, or shall affect the right of the Company to terminate the employment or other service of any person at any time with or without cause.

(e) No rights of any Participant to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

(f) Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

(g) The validity, construction, interpretation and administration of the Plan and any bonus awards under the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest herein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of New York (determined without regard to its conflict of laws provisions).

        2015 Proxy Statement • 88

A world beyond cash

Every day, everywhere, we use our technology and expertise
to make payments safe, simple and smart

To strive to return long-term value
on the investment you have made in us

MasterCard

MASTERCARD INCORPORATED
2000 PURCHASE STREET
PURCHASE, NY 10577-2509

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89338-P61853 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MASTERCARD INCORPORATED

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
a. Richard Haythornthwaite	☐	☐	☐
b. Ajay Banga	☐	☐	☐
c. Silvio Barzi	☐	☐	☐
d. David R. Carlucci	☐	☐	☐
e. Steven J. Freiberg	☐	☐	☐
f. Julius Genachowski	☐	☐	☐
g. Merit E. Janow	☐	☐	☐
h. Nancy J. Karch	☐	☐	☐
i. Marc Olivié	☐	☐	☐
j. Rima Qureshi	☐	☐	☐
k. José Octavio Reyes Lagunes	☐	☐	☐
l. Jackson P. Tai	☐	☐	☐
m. Edward Suning Tian	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. Advisory approval of the Company's executive compensation	☐	☐	☐
3. Approval of the Amended and Restated Senior Executive Annual Incentive Compensation Plan	☐	☐	☐
4. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2015	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement for the 2015 Annual Meeting of Stockholders of MasterCard Incorporated and the 2014 Annual Report of MasterCard Incorporated are available at www.proxyvote.com.

M89339-P61853

MasterCard

MASTERCARD INCORPORATED
Annual Meeting of Stockholders
June 9, 2015 8:30 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby constitute(s) and appoint(s) Ajay Banga, Martina Hund-Mejean, Timothy Murphy and Janet McGinness, and each or any of them as proxies, each with the full power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of MASTERCARD INCORPORATED that the stockholder(s) is/are entitled to vote at the 2015 Annual Meeting of Stockholders to be held at 8:30 A.M., Eastern Time on June 9, 2015, at MasterCard Incorporated, 2000 Purchase Street, Purchase, New York 10577, and any adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Discretionary authority is hereby conferred as to all other matters that may properly come before the meeting.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side